UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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TOWER BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TOWER BANCORP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 27, 2009

TO THE SHAREHOLDERS OF TOWER BANCORP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Tower Bancorp, Inc. will be held at 1:30 p.m., prevailing time, on Wednesday, May 27, 2009, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, for the following purposes:

1.                                     To elect seven (7) Class A Directors to serve for a 3-year term and until their successors are elected and qualified;

2.                                     To consider the approval of the Tower Bancorp, Inc. Employee Stock Purchase Plan; and

3.                                     To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

In accordance with the By-laws of the corporation and action of the Board of Directors, only those shareholders of record at the close of business on April 13, 2009, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

A copy of the corporation’s 10-K including the Annual Report for the fiscal year ended December 31, 2008, is enclosed with this Notice.  Additional copies of the corporation’s Annual Report for the 2008 fiscal year may be obtained by contacting Carl D. Lundblad, Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101; (717) 724-4655.

We urge you to mark, sign, date and promptly return your proxy in the enclosed envelope so that your shares may be voted in accordance with your wishes and in order that we may assure the presence of a quorum.

This Notice of Annual Meeting of Shareholders, Proxy Statement and the enclosed Proxy Card are first being mailed to shareholders on or about April 22, 2009.

By Order of the Board of Directors,

Andrew S. Samuel
President & Chief Executive Officer
April 22, 2009
Harrisburg, Pennsylvania

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 27, 2009.  The proxy statement, proxy card and 2008 annual report are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100663&gkp=1073743346.

TOWER BANCORP, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 27, 2009

GENERAL

Introduction, Date, Time and Place of Annual Meeting

The Board of Directors of the corporation furnishes this proxy statement for the solicitation of proxies to be voted at the Annual Meeting of Shareholders of the corporation to be held on Wednesday, May 27, 2009, at 1:30 p.m., prevailing time, at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, and at any adjournment or postponement of the meeting.

The corporation’s main office is located at 112 Market Street, Harrisburg, Pennsylvania 17101.  The corporation’s telephone number is (717) 724-4655.  The corporation is the holding company for its wholly-owned subsidiary, Graystone Tower Bank.  Graystone Tower Bank does business as “Graystone Bank, a division of Graystone Tower Bank” and “Tower Bank, a division of Graystone Tower Bank.”

Internet Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 27, 2009.  The proxy statement, proxy card and 2008 annual report are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100663&gkp=1073743346.

Solicitation and Voting of Proxies

We are mailing this proxy statement and the enclosed form of proxy to shareholders of the corporation on or about April 22, 2009. Proxy holders will vote shares represented by proxies on the accompanying proxy, if properly signed and returned, in accordance with the specifications made on the proxies by the shareholders. Any proxy not specifying to the contrary will be voted:

•                  For the election of the nominees for director identified in this proxy statement;

•                  For the approval of the Tower Bancorp, Inc. Employee Stock Purchase Plan; and

•                  In accordance with the recommendations of the Board of Directors for any other business that may properly come before the annual meeting and any adjournment or postponement of the meeting.

The execution and return of the enclosed proxy will not affect a shareholder’s right to attend the annual meeting and vote in person, after giving written notice to the Secretary of the corporation.  A shareholder who returns a proxy may revoke it at any time before it is voted by delivering written notice of revocation to Carl D. Lundblad, Secretary of Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101.

Most shareholders can also vote over the Internet at https://www.proxyvotenow.com/tobc or by telephone at 1-866-214-3791.  If Internet or telephone voting is available to you, voting instructions are printed on the proxy card or voting information form you received.  Either method of submitting your proxy will enable your shares to be represented and voted at the annual meeting.

The corporation will bear the cost of preparing, assembling, printing, mailing and soliciting proxies, and any additional material that the corporation may furnish shareholders in connection with the annual meeting.  In addition to the use of the mail, directors, officers and employees of the corporation and of the bank may, without additional compensation, solicit proxies personally, by telephone, telecopier or other electronic means. The corporation will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of stock held of record by those persons. Upon request, the corporation will reimburse them for their reasonable forwarding expenses.

Revocability of Proxy

A shareholder who returns a proxy may revoke the proxy at any time before it is voted only:

•                  By giving written notice of revocation to Carl D. Lundblad, Secretary of Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101;

•                  By executing a later-dated proxy and giving written notice thereof to the Secretary of the corporation; or

•                  By voting in person after giving written notice to the Secretary of the corporation.

Record Date, Voting Securities, and Quorum

The record date for the annual meeting is April 13, 2009.  At the close of business on April 13, 2009, the corporation had 5,056,634 shares of common stock outstanding, the only issued and outstanding class of stock.  Only holders of common stock of record at the close of business on April 13, 2009, are entitled to notice of and to vote at the annual meeting.  The corporation is also authorized to issue 500,000 shares of preferred stock, none of which have been issued.  On all matters to come before the annual meeting, each share of common stock is entitled to one vote.  Cumulative voting rights do not exist with respect to the election of directors.

Pennsylvania law and the By-laws of the corporation require the presence of a quorum for each matter to be acted upon at the annual meeting.  The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast constitutes a quorum for the transaction of business at the annual meeting.  Votes withheld and abstentions will be counted in determining the presence of a quorum.  Broker non-votes will not be counted in determining the presence of a quorum for the particular matter as to which the broker withheld authority.

Assuming the presence of a quorum, the seven nominees for director receiving the highest number of votes cast by shareholders entitled to vote for the election of directors shall be elected. Votes withheld from a nominee and broker non-votes will not be cast for the nominee.

Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the meeting is required for the approval of the Employee Stock Purchase Plan.  Abstentions and broker non-votes are not deemed to constitute “votes cast” and, therefore, do not count either for or against approval of the plan.  Abstentions and broker non-votes, however, have the practical effect of reducing the number of affirmative votes required to achieve a majority for each matter by reducing the total number of shares voted from which the required majority is calculated.

PRINCIPAL BENEFICIAL OWNERS OF THE CORPORATION’S STOCK

Principal Holders

The following table shows, to the best of our knowledge, those persons or entities, owned of record or beneficially, on April 1, 2009, more than 5% of the corporation’s outstanding common stock.

Beneficial ownership of the corporation’s common stock was determined by referring to Securities and Exchange Commission Rule 13d-3, which provides that a person should be credited with the ownership of any stock held, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:

•                  Voting power, which includes power to vote or to direct the voting of the stock; or

•                  Investment power, which includes the power to dispose or direct the disposition of the stock; or

•                  The right to acquire beneficial ownership within 60 days after April 1, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock		Percentage of Common Stock Beneficially Owned
Kenneth R. Lehman c/o Tower Bancorp, Inc. 112 Market Street Harrisburg, Pennsylvania 17101	724,004	(1)	14.3%

(1)          Includes 22,940 shares held in a self-directed IRA and 1,200 shares held in an IRA for Mr. Lehman’s spouse.  Of the stated amount, 634,200 shares are pledged as security.  Also includes 1,260 shares issuable pursuant to presently exercisable stock options.

Beneficial Ownership by Officers, Directors and Nominees

The following table sets forth, as of April 1, 2009, and from information supplied by the respective persons, the amount and the percentage, if over 1%, of the common stock of the corporation beneficially owned by each director, each nominee for director and all named executive officers and directors of the corporation as a group.  Unless otherwise noted, shares are held directly by the respective individual. The shares beneficially owned include stock dividends paid by the corporation.

The securities “Beneficially Owned” by an individual are determined in accordance with the definition of “Beneficial Ownership” set forth in the general rules and regulations of the Securities and Exchange Commission and may include securities owned by or for the individual’s spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days after April 1, 2009.  Beneficial ownership may be disclaimed as to certain of the securities.

Name of Individual or Identity of Group	Amount and Nature of Beneficial Ownership		Percent of Class

Directors
Stephen E. Beck	2,000		*
Patricia A. Carbaugh	1,252	(2)	*
James H. Craig, Jr.	12,814	(3)	*
John M. DiSanto	44,362	(4)	*
Marcus Faust	68,472	(5)	1.3%
Frederic M. Frederick	5,110	(6)	*
Mark E. Gayman	5,822	(7)	*
Kermit G. Hicks	35,287	(8)	*
Harry D. Johnston	28,438	(9)	*
Jeffrey F. Lehman	22,397	(10)	*
Kenneth R. Lehman	724,004	(11)	14.3%
Charles C. Pearson, Jr.	26,874	(12)	*
Michael A. Peck	84,260	(13)	1.6%
Robert E. Poole, Jr.	47,469	(14)	*
Terry L. Randall	56,840	(15)	1.1%
Andrew Samuel	71,714	(16)	1.4%
Hasu P. Shah	48,216	(17)	*
Jeff B. Shank	30,058	(18)	*
Klare S. Sunderland	192,613	(19)	3.8%

Named Executive Officers
Franklin T. Klink, III	5,688	(20)	*
John H. McDowell, Sr.	17,728	(21)	*

All Executive Officers, Directors and Nominees as a Group (25 persons)	1,657,107	(22)	32.2%

*                                         Indicates beneficial ownership of less than 1%.

(1)                                Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and includes voting and investment power with respect to shares.  Unless otherwise indicated below, to the knowledge of Tower, all persons listed have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.  Pursuant to the rules of the SEC, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group that are currently exercisable or may be exercised within 60 days of April 1, 2009 (“presently exercisable stock options”).  Amounts reported in this column also include shares allocated to the accounts of the respective person or group under an Employee Stock Ownership Plan (“ESOP”).  Under the terms of an ESOP, individual participants are entitled to direct the ESOP trustees how to vote the shares allocated to their accounts.

(2)                                Includes 785 shares issuable pursuant to presently exercisable stock options.

(3)                                Includes 6,439 shares issuable pursuant to presently exercisable stock options.

(4)                                Includes 43,102 shares held by the Terra Trust, of which Mr. DiSanto is a trustee.  Also includes 1,260 shares issuable pursuant to presently exercisable stock options.

(5)                                Of the stated amount, 64,062 shares are pledged as security.  Includes 1,260 shares issuable pursuant to presently exercisable stock options.

(6)                                Includes 1,412 shares held jointly with his spouse and 100 shares held by each of his three children.  Includes 3,398 shares issuable pursuant to presently exercisable stock options.

(7)                                Includes 554 shares held by Mr. Gayman’s spouse and 392 shares held by each of Mr. Gayman’s two children. Also includes 3,398 shares issuable pursuant to presently exercisable stock options.

(8)                                Includes 630 shares held in an IRA for Mr. Hicks, 8,252 shares held by Mr. Hicks’ spouse and 6,439 shares issuable pursuant to presently exercisable stock options.

(9)                                Includes 8,663 shares held jointly with his child, 3,150 shares held in an IRA for Dr. Johnston and 1,040 shares held in an IRA for Dr. Johnston’s spouse.  Also includes 785 shares issuable pursuant to presently exercisable stock options.

(10)                          Includes 1,260 shares issuable pursuant to presently exercisable stock options.

(11)                          Includes 22,940 shares held in a self-directed IRA and 1,200 shares held in an IRA for Mr. Lehman’s spouse.  Of the stated amount, 634,200 shares are pledged as security.  Also includes 1,260 shares issuable pursuant to presently exercisable stock options.

(12)                          Includes 1,260 shares issuable pursuant to presently exercisable stock options.

(13)                          Includes 78,525 shares held jointly with his spouse and 1,260 shares issuable pursuant to presently exercisable stock options.

(14)                          Includes 1,260 shares issuable pursuant to presently exercisable stock options.

(15)                          Includes 1,086 shares held jointly with spouse and 54,969 shares held in the H.B. Mellott Estate, Inc.  Also includes 785 shares issuable pursuant to presently exercisable stock options.

(16)                          Includes 2,520 shares allocated to Mr. Samuel’s account under an ESOP and 17,850 shares issuable pursuant to presently exercisable stock options.  Of the stated amount, 26,460 shares are pledged as security.

(17)                          Includes 4,847 shares held jointly with his spouse and 1,260 shares issuable pursuant to presently exercisable stock options.

(18)                          Includes 15,859 shares held jointly with his spouse, and 13,699 shares held by an ESOP that are allocated to Mr. Shank’s account and over which he exercises investment control.  Also includes 500 shares issuable pursuant to presently exercisable stock options.

(19)                          Includes 182,533 shares held by Klare S. Sunderland Revocable Trust, of which Mr. Sunderland is a trustee and 5,670 shares held by Mr. Sunderland’s spouse.  Mr. Sunderland disclaims beneficial ownership of the shares held by his spouse.  Also includes 1,260 shares issuable pursuant to presently exercisable stock options.

(20)                          Includes 742 shares held by an ESOP.

(21)                          Includes 9,751 shares held by an ESOP.

(22)                          Includes 45,829 shares held by an ESOP and 80,699 shares issuable pursuant to presently exercisable stock options.

Graystone Financial Corp. Merger

On March 31, 2009, Graystone Financial Corp. merged with and into the corporation.  Former Graystone shareholders received 0.42 shares of the corporation’s common stock for each share of Graystone common stock they owned on March 31, 2009.  Upon completion of the merger, the corporation’s shareholders, immediately prior to the effective date, owned approximately 45% of the corporation’s common stock and former Graystone shareholders owned approximately 55% of the corporation’s common stock.  In addition, 10 former Graystone directors have been appointed to the corporation’s Board of Directors.

PROPOSAL 1 - ELECTION OF DIRECTORS

Shareholders will elect seven (7) Class A Directors at the Annual Meeting.  The nominees for Class A Directors are James H. Craig, Jr., Marcus Faust, Mark E. Gayman, Harry D. Johnston, Michael A. Peck, Robert E. Poole, Jr., and Klare S. Sunderland.  The directors will serve for a 3-year term and until their successors are elected and qualified.  Unless otherwise instructed, the proxyholders will vote the proxies received by them for the election of the nominees. If the nominees should become unavailable for any reason, proxyholders will vote proxies in favor of substitute nominees, as the Board of Directors of the corporation shall determine.  The Board of Directors has no reason to believe the nominees will be unable to serve if elected.  Any vacancy occurring on the Board of Directors of the corporation, for any reason, may be filled by a majority of the directors then in office until the expiration of the term of the vacancy.

In addition, cumulative voting does not exist for the election of directors.  Each share of common stock is entitled to cast one vote for each nominee.  For example, if a shareholder owns ten shares of common stock, he or she may cast up to ten votes for each of the seven directors in the class to be elected.

INFORMATION AS TO NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

The following table contains certain information, as of April 1, 2009, with respect to current directors, nominees for director and certain officers of the corporation.

Name and Age	Principal Occupation for Past Five Years and Position Held with Tower and Subsidiaries	Director Since

Class A Directors and Nominees (to serve until 2012)
James H. Craig, Jr. 75	Retired Dentist	1990
Marcus Faust 46

Private investor and community bank developer with experience as a bank regulator and bank executive. Currently a director and Chairman of Providence Bank and Providence Bancorp, Inc., each located in Winter Haven, Florida, and also serves as a director of Peninsula Bank, located in Englewood, Florida. Previously served as a director of Cactus Commerce Bank/Community Bank of Arizona until February 2007.

		2009(1)
Mark E. Gayman 56	Owner - Gaymere Farms	2003
Harry D. Johnston 72	Physician	2006
Michael A. Peck 64	President & CEO of MPC Industries, LLC, a metal parts manufacturer, located in Lancaster.	2009(1)
Robert E. Poole, Jr. 58	Chairman, President & CEO of S&A Homes, Inc., and Poole Anderson Construction, each located in State College, Pennsylvania.	2009(1)
Klare S. Sunderland 74	President of Sun Enterprises, Inc., an automobile dealership, located in Camp Hill.	2009(1)
Class B Directors (to serve until 2011)
John M. DiSanto 49	President of Triple Crown Corporation, a real estate development firm based in Harrisburg, Pennsylvania.	2009(1)
Frederic M. Frederick 52	Partner in engineering firm of Frederick, Seibert & Associates, Inc.	2002
Kenneth R. Lehman 50

Private investor, attorney and bank developer. Founding partner of a Washington, D.C. law firm, from which he retired in 2002. Director of Providence Bank and Providence Bancorp, Inc., located in Winter Haven, Florida; Home Federal Bank of Hollywood and Home Bancgroup, Inc., located in Hallandale Beach, Florida; and Inland Community Bank and ICB Financial Corp, located in Ontario, California.

		2009(1)
Terry L. Randall 61	President & CEO of Mellott Enterprises, Inc.	2006
Hasu P. Shah 64

Founder, Chairman & CEO of the Hersha Group, located in Harrisburg, Pennsylvania. Also is the Chairman of Hersha Hospitality Trust (NYSE: HT). Retired as Chief Executive Officer of Hersha Hospitality Trust I in 2005.

		2009(1)
Jeff B. Shank 53	Executive Vice President of Tower and President & CEO of Tower Bank, a division of Graystone Tower Bank since March 31, 2009. President of Tower and the First National Bank of Greencastle from January 1, 1992 to March 31, 2009.	1992
Class C Directors (to serve until 2010)
Stephen E. Beck 58	Real estate investor.	2009
Patricia A. Carbaugh 65	Administrative Assistant of John L. Grove Medical Center	2006
Kermit G. Hicks 73	Owner of Hicks Chevrolet, Inc. and Chairman of the Board.	1983

Jeffrey F. Lehman 56	President & CEO of Shank’s Extracts, Inc., located in Lancaster, Pennsylvania.	2009(1)
Charles C. Pearson, Jr. 69	Private investor, having retired in 2005 as Chairman, and previously, as President & CEO, of Waypoint Financial Corp.	2009(1)
Andrew Samuel 47

President & CEO of Tower Bancorp, Inc. and Graystone Tower Bank since March 31, 2009. Chairman, President & CEO of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Market CEO of Sovereign Bank from January through June 2005; President and Chief Operating Officer of Waypoint Bank and Senior Executive Vice President, Banking Division of Waypoint Bank from 1996 through January 2005.

2009(1)

(1)        Appointed to the Board of Directors upon the effective date of the merger of Graystone Financial Corp. with and into Tower Bancorp, Inc. on March 31, 2009.

GOVERNANCE OF THE COMPANY

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity.  The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices.  We continually review these governance practices, Pennsylvania law (the state in which we are incorporated) and SEC regulations, as well as best practices suggested by recognized governance authorities.

Independent Directors

All members of the Board of Directors are independent, with the exception of Messrs. Samuel and Shank, in accordance with the independence standards of the NASDAQ Stock Market.  In determining the directors’ independence, in addition to matters disclosed under “Certain Transactions” on page 39 hereof, the Board of Directors considered each director’s beneficial ownership of the corporation’s stock, loan transactions between the bank and the directors, their family members and businesses with whom they are associated, as well as any contributions made to non-profit organizations with whom they are associated.

In each case, the Board determined that none of the transactions above impaired the independence of the director.  For more information, please refer to “Certain Transactions” below.

The independent directors periodically meet in executive session without the presence of management.

Code of Ethics

Since 1986, we have had a Code of Ethics.  In 2005, as required by law and regulation, we amended our Code of Ethics.  We again amended our Code of Ethics effective March 31, 2009.  Our Code of Ethics is applicable to our directors, officers and employees.  The Code of Ethics encourages individuals to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics.  The Board periodically receives reports on our compliance program.  The Code of Ethics is available to shareholders at the corporation’s website at http://www.towerbancorp.com under the “Governance Documents” tab.

Shareholder Communications

The Board of Directors does not have a formal process for shareholders to send communications to the board.  Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary.  Written communications received by the corporation from shareholders are shared with the full board no later than the next regularly scheduled board meeting.

Meetings and Committees of the Board of Directors

Board of Directors: During 2008, the Board of Directors of the corporation held 29 meetings.  Each of the directors attended at least 75% of the combined total number of meetings of the Board of Directors and of the committees to which they belong except for James H. Craig, Jr. who attended approximately 35% of the combined total number of meetings due to illness.

On March 31, 2009, Graystone Financial Corp. merged with the corporation.  As a result of the merger, certain former Graystone directors joined the corporation’s board and committees of the board.

Executive Committee: As of March 31, 2009, the members of the Executive Committee are Messrs. Hicks, Frederick, J. Lehman, K. Lehman, Pearson, Randall, Samuel and Shank.  Prior to March 31, 2009, the members of the Executive Committee were Messrs. Hicks, Frederick, Randall and Shank. This committee meets when necessary, at the request of the Chairman, Vice-Chairman or President of the corporation to discuss and prepare recommendations on various business matters prior to the regular Board of Directors meeting.

Audit Committee: As of March 31, 2009, the members of the Audit Committee are Messrs. Beck, Faust, J. Lehman, Peck and Randall.  Prior to March 31, 2009, the members of the Audit Committee were Patricia A. Carbaugh, James H. Craig, Jr., Lois E. Easton, Mark E. Gayman, Kermit G. Hicks, Harry D. Johnston, and Terry L. Randall.  The Audit Committee held eleven (11) meetings during fiscal year 2008.  The members of the Audit Committee are all independent under NASDAQ independence standards.  The Audit Committee oversees the accounting and tax functions of the corporation, recommends to the Board the engagement of independent accountants for the year, reviews with management and the accountants the plan and scope of the audit engagement, reviews the annual financial statements of the corporation and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors with management and the accountants the corporation’s system of internal controls and its accounting and reporting practices.

The Audit Committee has adopted a charter as of March 31, 2009 which is available to shareholders at the corporation’s website at http://www.towerbancorp.com under the “Governance Documents” tab.

Mr. Faust serves as an ‘audit committee financial expert.’  Mr. Faust is independent under NASDAQ independent standards.  Furthermore, the Board of Directors believes that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the committee.  The committee has the authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities.

Compensation Committee:  As of March 31, 2009, the members of the Compensation Committee are Messrs. K. Lehman, Poole, and Randall.  Prior to March 31, 2009, the members of the Compensation Committee were Frederic M. Frederick, Kermit G. Hicks, and Terry L. Randall.  The Compensation

Committee held three (3) meetings during fiscal year 2008.  The members of the Compensation Committee are all independent under NASDAQ independence standards.  The Compensation Committee’s duties include evaluating the Chief Executive Officer’s performance in light of goals and objectives and setting the Chief Executive Officer’s compensation levels based on its evaluation.  The Compensation Committee reviews and makes recommendations to the Board from time to time regarding the corporation’s compensation programs and benefits programs for executive personnel.

The Compensation Committee is charged with determining and recommending to the full Board of Directors the compensation for the Named Executive Officers and the members of the Board of Directors and for reviewing the suggested compensation for all employees.  The Compensation Committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers and determining appropriate levels of compensation for all employees, excluding his compensation. The Compensation Committee first reviews the recommended levels of compensation and approves the levels for presentation to the full Board of Directors.  The Board of Directors then advises the Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel.

The President and Chief Executive Officer does not recommend the level of director compensation.  The level of director compensation was determined by reviewing the compensation reported in similarly situated financial institution’s annual materials.

The Compensation Committee has adopted a charter as of March 31, 2009 which is available to shareholders at the corporation’s website at http://www.towerbancorp.com under the “Governance Documents” tab.

Corporate Governance Committee and Nominations: The members of the Nominating and Corporate Governance Committee are Messrs. Gayman, Hicks, Pearson and Shah.  The corporation did not establish the committee until 2009, and therefore, the committee did not meet in 2008. The Nominating and Corporate Governance Committee is appointed by the corporation’s Board of Directors to assist the Board in (i) identifying qualified individuals to become Board members, (ii) determining the size and composition of the Board and its committees, (iii) monitoring a process to assess Board effectiveness, and (iv) developing and implementing the Company’s corporate governance guidelines.

A shareholder who desires to propose an individual for consideration by the Board of Directors as a nominee for director should submit a proposal in writing to the President of the corporation in accordance with Section 10.1 of the corporation’s by-laws.  Any shareholder who intends to nominate any candidate for election to the Board of Directors must notify the Secretary of the corporation in writing not less than 45 days prior to the date of any meeting of shareholders called for the election of directors. The Board does not have a policy for considering director candidates recommended by shareholders due to the infrequency of nominations, but its policy is to give due consideration to any and all candidates.  The Board does not have any specific minimum qualifications for consideration for candidates.

The Nominating and Corporate Governance Committee has adopted a charter as of March 31, 2009 which is available to shareholders at the corporation’s website at http://www.towerbancorp.com under the “Governance Documents” tab.

Annual Meeting Attendance

The corporation has no specific policy requiring directors to attend the Annual Meeting of Shareholders. All members of the Board of Directors at the time, except for Terry L. Randall, were present at the 2008 Annual Meeting of Shareholders.  All members of the Board of Directors are expected to attend the 2009 Annual Meeting of Shareholders.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Committee

The corporation has a compensation committee which consists of non-employee directors.  For the year 2008, the agenda for the compensation committee meeting was determined by the Chairman of the Board who chaired the compensation committee.

Compensation and Benefits Philosophy

The compensation and benefits programs for the corporation’s executives are designed with the goal of providing compensation that is fair, reasonable and competitive.  The programs are intended to help the corporation recruit and retain qualified executives, and provide rewards that are linked to performance while also aligning the interests of executives with those of the corporation’s shareholders.

The design of specific programs is based on the following guiding principles:

Performance

The corporation believes that the best way to accomplish alignment of compensation with the interest of the shareholders is to link pay directly to individual and corporation performance.  When performance exceeds expectations, pay levels are expected to be above the competitive median.

Competitiveness

Compensation and benefits programs are designed to be competitive with those provided by companies with whom we compete for talent, specifically other financial institutions.  In general, programs are considered competitive when they are at median levels as measured against these competitor companies.

Benefit programs are designed to provide competitive levels of protection and financial security.  Basic benefit programs are not based on performance.  Bonus and incentive programs are tied to the corporation’s performance to motivate the named executive officer to meet the corporation’s performance goals and to reward the named executive officer when such goals are met.

Cost

Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of the shareholders are considered.  They are also designed to place a portion of the named executive officer’s compensation at risk whereby the named executive officer will only receive incentive compensation when specific corporation goals are met.

Comparator Group

The relevant comparator group for compensation and benefits programs consists of financial institutions of like asset size and geographically located that the corporation competes for the same talent. Salary and benefit information is gathered from proxies of financial institutions and salary surveys, as further discussed in benchmarking below.

Internal Equity

The guiding principles described above are the same principles that govern the design of the compensation and benefit plans provided to the corporation’s non-executive workforce.  The corporation believes that this alignment of philosophy is an important element in creating an environment of trust and teamwork that furthers the long-term interests of the corporation and the shareholders.

Components of Total Compensation

The corporation’s executive compensation and benefits package consists of direct compensation and corporation-sponsored benefit plans, including base salary, bonuses, health and welfare benefits, retirement plans, and stock option plans.  Each component is designed to contribute to a total package that is competitive, appropriately performance-based, valued by the corporation’s executives and aligns their interest with those of the shareholders.

Direct Compensation

Direct compensation consists of base salary, a quarterly cash award and an annual performance award.  All elements of direct compensation are linked to performance, either individual or corporation.  By creating these links, the corporation seeks to achieve its objective of performance-based, cost-effective compensation programs.

Base Salary

Base salary is designed to attract and retain experienced executives who can manage the corporation and achieve the corporation’s business goals.  Base salaries are generally targeted at the median of the competitive market.  The base salary for each named executive officer is determined based upon experience, expected personal performance, salary levels in effect for comparable positions with and without the industry, internal base salary comparability considerations and the responsibilities assumed by the named executive officer.  While an executive’s initial salary is determined by an assessment of competitive market levels, the major factor in determining base salary increases is individual performance.  Executives who are new to a role may have base salaries below the market median; similarly, executives who have significant experience and have demonstrated sustained superior performance over time may have salaries above the market median.  The corporation usually grants annual increases to executives as well as increases needed to reflect changes in role, responsibility and the market competitive environment.  Although insurance benefits and retirement benefits are not taken into account when determining base salary, a named executive officer’s ability to participate in the Stock Option Plan is considered when determining the level of base salary.

Quarterly Cash Award

The quarterly cash award is tied to the corporation’s performance and is granted to all full time employees.  The quarterly cash award is made at the discretion of the Board of Directors and the Board does not establish specific performance goals but uses its subjective business experience in determining if an award is merited.  The award is designed to supplement base salary and align all full time employees’ interest with those of shareholders by linking the corporation’s performance to the cash award.  As all employees are eligible for the quarterly cash award, the quarterly cash award is not taken into consideration when base salary is determined.

Stock Option Plan

The stock option plan is designed to enhance the link between the creation of shareholder value and the corporation’s incentive compensation and provide an opportunity for increased equity ownership by the named executive officer.  Options under the plan are awarded as an annual performance award determined at the discretion of the Board which uses the corporation’s return on average tangible equity.  The Compensation Committee does not establish performance goals which the corporation must meet to automatically trigger the award.  Instead, the Compensation Committee looks at the corporation’s return on average tangible equity and considers all events which may affect the average tangible equity before determining whether or not it is appropriate to award benefits under the plan. The intent of the plan is to attract and retain executives, and to strengthen the link between compensation and increased returns for the shareholders, specifically return on average tangible equity. The awards are designed to provide each named executive officer with a significant incentive to manage the corporation from the perspective of an owner with an equity stake.  An individual’s award is approved in January based on the previous year’s performance as of December 31.  The options are issued with an exercise price of one dollar, are vested on the grant date and have no expiration date.  The awards are not tied to the release of any information.

Corporation-Sponsored Benefit Plans

The bank provides health and welfare and retirement benefit plans to executives.  The benefits package is designed to assist the named executive officers in providing for their own financial security in a manner that recognized individual needs and preferences.

Insurance Plans

Group health, dental, vision, disability and group life insurance coverage are available to all eligible employees, including the named executive officers.  Such plans are standard in the industry and in the geographic area for all industries, as well as necessary to compete for talented employees at all levels of the corporation.  In general, the named executive officers participate in these benefits on the same basis as non-executive employees. Health and welfare plans are not tied to corporation or individual performance.  The costs of providing such benefits to all eligible employees is not taken into account when determining specific salaries of the named executives officers and is seen as a cost of doing business which will help keep the employee productive and engaged.

Retirement Plans

We currently provide retirement plans to our employees to provide long term financial security.  The retirement plans are designed to assist our employees in providing for their own financial security in a manner that recognizes individual needs and preferences.  The corporation provides retirement benefits through a combination of qualified and non-qualified plans (as defined under the Internal Revenue Code).

Profit Sharing/401K

We believe that it is essential for employees to save for retirement and as such have provided all employees a vehicle through which to contribute to their financial security in retirement.  The corporation maintains a profit sharing/401(k) plan which has a combined tax qualified savings feature and profit sharing feature.  The profit sharing/401(k) plan provides benefits to employees who have completed at least one year of service and are at least 21 years of age.  The corporation makes a contribution to the plan for each employee of 3% of their respective eligible compensation.  The corporation may make a discretionary contribution annually to the plan based upon the corporation’s performance.  The discretionary contribution is designed to award employees for helping the corporation achieve its performance goals.  Contributions are expressed as a percentage of base salary and quarterly bonus awards and named executive officers receive the same percentage of salary as all other employees.   Contributions to the profit sharing/401(k) are not taken into consideration when determining other levels of compensation.

Employee Stock Ownership Plan

To align the interests of the shareholders with the interests of the named executive officers, and other employees, the corporation offers an employee stock ownership plan.  The employee stock ownership plan provides an opportunity for increased equity ownership by the named executive officers.  Contributions to the plan are based on corporate performance as a percentage of tangible equity and are computed as a percentage of the participants’ total earnings. The payment of benefits to participants is made at death, disability, termination or retirement.

Supplemental Insurance Plan

In an effort to offer certain named executive officers an additional method of saving for retirement and to account for some of the limitations with traditional pension plans, the corporation maintains a non-qualified deferred compensation plan.  The participants may remain in the plan regardless of their employment status with the corporation.  During 2006, the plan was closed to new participants and amended to reflect changes in the amount of compensation permitted to be deferred.  Mr. Shank and Mr. McDowell currently participate in the plan.

Supplemental Executive Retirement Plan

In 2002, the corporation implemented a supplemental executive retirement plan, a non-qualifying plan, covering Mr. Shank to provide for salary continuation in certain circumstances.  The plan is intended to provide supplemental retirement benefits to enable the corporation to attract and retain executives, and is a defined benefit plan.  It makes certain payments upon retirement, death, and disability.  However, if Mr.  Shank’s employment is terminated for cause, he forfeits all benefits.  In addition, if he violates the restrictive covenant contained in the supplemental executive retirement plan, he forfeits his right to any further benefits.  The supplemental executive retirement plan encourages longevity and discourages competition after employment is terminated for any reason.

Change of Control Agreements

The Corporation has entered into change of control agreements with certain named executive officers.  The agreements are intended to attract and retain executives. In the event that the corporation and the bank undergo a change of control, as defined in the agreements, the agreements provide that certain severance benefits will be paid to each Named Executive Officer. The benefits were granted in order to recognize their past and present service and to provide incentive for their continued valued service.

Group Term Replacement Plan and Executive Bonus Plan

Named executive officers also participate in the corporation’s Group Term Replacement Plan which consists of split-dollar insurance plans whereby the corporation splits insurance proceeds from the death of the named executive officer with the named executive officer’s beneficiary.  The executive bonus plan was established to encourage the executive to remain in the employ of the corporation.  These types of plans are widely available in the financial services industry because the corporation will recover its plan costs upon the death of the named executive officer.  This benefit provides further incentive for longevity with the corporation.

Perquisites

The corporation provides a corporation-owned vehicle to Mr. Shank and Mr. McDowell as their position requires travel offsite frequently for bank business.  The provision of a corporation vehicle is viewed as a normal benefit in the highly competitive financial services industry.

The Role of the Executive Officers in Setting Compensation

The compensation committee delegates to the President and Chief Executive Officer the responsibility of conducting annual reviews for the other executive officers.  The President and Chief Executive Officer proposes increases based on his subjective analysis of the individual’s contribution to the corporation’s strategic goals and objectives. In determining whether strategic goals have been achieved, the President and Chief Executive Officer considers numerous factors, including the following:  the corporation’s performance as measured by earnings, return on assets, return on equity, asset and liability quality, and audit findings. Although the President and Chief Executive Officer measures the performance and increases in compensation in light of these factors, no direct correlation exists between any specific criterion and the employees’ compensation. The President and Chief Executive Officer makes a subjective determination after review of all relevant information, including the above.

The President and Chief Executive Officer does not set or participate in the determination process of his annual base salary.

The compensation committee first reviews the recommended levels of compensation and approves the levels for presentation to the full Board of Directors.  The Board of Directors then advises the Chief Executive Officer on compensation matters, determines the compensation of the Chief Executive Officer, reviews and takes action on the recommendation of the Chief Executive Officer as to the appropriate compensation of other officers and key personnel and approves the grants of bonuses to officers and key personnel.

Independent Consultant

In 2008, the company did not engage a compensation consultant to advise it on 2008 compensation for named executive officers.

Benchmarking

In 2008, the company did not specifically benchmark salaries against specific banks, but used survey data to educate itself in the trends in compensation.  The bank received a salary survey from L.R. Webber Associates, Inc. which gave ranges of salaries for like size and geographically located financial institutions.  The banks included in the survey are:

Adams County National Bank (Gettysburg, PA)

Agchoice Farm Credit (Mechanicsburg, PA)

American Bank (Allentown, PA)

American Home Bank (Mountville, PA)

AmeriChoice Federal Credit Union (Mechanicsburg, PA)

Atlantic Central Bankers Bank (Camp Hill, PA)

Bank of Landisburg (Landisburg, PA)

Centric Bank (Harrisburg, PA)

Ephrata National Bank (Ephrata, PA)

F&M Trust Company (Chambersburg, PA)

Farmers & Merchants Bank (Upperco, MD)

First National Bank of Fredericksburg (Fredericksburg, PA)

First National Bank of Marysville (Marysville, PA)

First National Bank of Mercersburg (Mercersburg, PA)

Fleetwood Bank (Fleetwood, PA)

Jonestown Bank & Trust Co. (Jonestown, PA)

Mid Penn Bank (Millersburg, PA)

New Tripoli Bank (New Tripoli, PA)

Orrstown Bank (Shippensburg, PA)

Patriot Federal Credit Union (Chambersburg, PA)

Pennsylvania State Employees Credit Union (Harrisburg, PA)

Union National Community Bank (Lancaster, PA)

York Traditions Bank (York, PA)

Community Bank & Trust Company (Clarks Summit, PA)

ESSA Bank & Trust (Stroudsburg, PA)

Fidelity Bank (Pittsburgh, PA)

Fidelity Deposit & Discount Bank (Dunmore, PA)

First Citizens National Bank (Mansfield, PA)

First Federal Savings & Loan Association of Bucks County (Bristol, PA)

First Keystone National Bank (Berwick, PA)

First National Bank & Trust of Newtown (Newtown, PA)

Jersey Shore State Bank (Williamsport, PA)

QNB Bank (Quakertown, PA)

Washington Federal Savings Bank (Washington, PA)

Internal Revenue Code Limits on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies publicly-held corporations a federal income tax deduction for compensation exceeding $1,000,000 paid to the Chief Executive Officer or any of the four other highest paid executive officers, excluding performance-based compensation.  The named executive officers’ compensation programs are designed as not to exceed this limit.

Triggering Events in Contracts

Messrs. Shank, McDowell, and Klink are parties to change of control agreements.  The executive is compensated upon a termination after a change of control in order to ensure that decisions regarding potential change of controls are made in the best interests of the shareholders and that personal concerns regarding subsequent employment are minimized.

Mr. Shank’s change of control automatically becomes an employment agreement upon the effective date of the change of control. The employment agreement portion of the change of control contains triggering events which are standard in the financial services industry: termination without cause and termination for good reason.  The contract is designed to give the executive the security of knowing that if his employment is terminated in one of those scenarios that the executive will receive some form of compensation during the transition phase from working for the corporation to finding another position.

Mr. Shank is a party to a Supplemental Executive Retirement Plan upon which vesting or payment is triggered by a change of control, death, early termination and retirement.  In addition, the contract contains a noncompetition provision, whereby the executive is not allowed to compete with the corporation or solicit customers of the corporation for a specific period of time.  Payments under the Supplemental Insurance Plan and Group Term Replacement Plan and Executive Bonus Plan are triggered upon a change of control, disability, early termination, retirement, or death.  The Compensation Committee believes that these triggering events are appropriate as they serve as important retention tools and are designed to provide replacement income upon a termination after a change of control, early termination, disability or retirement.

Material Differences in Named Executive Officers’ Compensation

The named executive officers receive base salaries commensurate with their positions and responsibilities and with the executive’s past performance and longevity with the corporation and bank. Mr. Shank is the only executive who is a party to a change of control agreement which converts into an employment agreement. Given his longevity with the corporation and bank and his position as President and Chief Executive Officer, the Compensation Committee believes that this difference is appropriate.

First Quarter 2009

As required by the merger agreement between the corporation and Graystone Financial Corp., the corporation assumed the employment and change in control agreements with the Graystone executives and has entered into new employment agreements with Carl Lundblad, Mark Merrill, Jane Tompkins, and Jeff Shank, effective as of March 31, 2009.

Andrew S. Samuel. The corporation assumed the employment agreement with Andrew Samuel dated August 28, 2007, as amended November 12, 2008.   The employment agreement is for a term of three years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of nonrenewal is given.  Mr. Samuel may only be terminated for cause as defined in the agreement.  He may terminate his employment for good reason as defined in the agreement.  If he terminates his employment for good reason or if he is terminated without cause or if his employment is terminated after a change in control for any reason other than cause, he will be entitled to a payment equal to three times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination.  For three years from termination of employment, he shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination.  If he is not able to participate as his participation would violate the terms of the plans, then he would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits.  If he is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under his employment agreement standing alone or when combined with the other benefits which he will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then Mr. Samuel will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

On November 12, 2008, Mr. Samuel entered into an amendment to his employment agreement which provides, among other things, that Mr. Samuel shall serve as President and Chief Executive Officer upon completion of the merger and that the merger of Graystone into the corporation shall not constitute a change in control for purposes of the agreement.

Mr. Samuel’s current base salary rate under his employment agreement is equal to an annual rate of $335,000.

Janak Amin and Jeffrey Renninger.  The corporation assumed the employment agreements with Messrs. Amin and Renninger dated October 3, 2007 and October 2, 2007, respectively.  Each employment agreement is for a term of two years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of nonrenewal is given.  The executives may only be terminated for cause as defined in the agreement.  They may terminate their employment for good reason as defined in the agreement.  If employment is terminated for good reason or if the executive is terminated without cause or if employment is terminated after a change in control for any reason other than cause, the executive will be entitled to a payment equal to two times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination.  For two years (or twenty-four months) from termination of employment, the executive shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination.  If the executive is not able to participate as participation would violate the terms of the plans, then the executive would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits.  If the executive is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under the employment agreement standing alone or when combined with the other benefits which the executive will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then the executive will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

On November 12, 2008, Messrs. Amin and Renninger entered into amendments to their employment agreements which provide, among other things, that upon completion of the merger and that the merger of Graystone into the corporation shall not constitute a change in control for purposes of the agreements.

Mr. Amin’s current base salary rate under his employment agreement is equal to an annual rate of $190,000.  Mr. Renninger’s current base salary rate under his employment agreement is equal to an annual rate of $195,000.

Carl Lundblad, Mark Merrill, and Jane Tompkins.  The corporation entered into new employment agreements with Messrs. Lundblad and Merrill and Mrs. Tompkins to be effective upon the effective date of the closing of the merger, which employment agreements supersede and replace existing change of control agreements with each executive.  Each employment agreement is for a term of two years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of nonrenewal is given.  The executives may only be terminated for cause as defined in the agreement.  They may terminate their employment for good reason as defined in the agreement.  If employment is terminated for good reason or if the executive is terminated without cause or if employment is terminated after a change in control for any reason other than cause, the executive will be entitled to a payment equal to two times the sum of the executive’s highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination.  For two years (or twenty-four months) from termination of employment, the executive shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to the executive’s termination.  If the executive is not able to participate as participation would violate the terms of the plans, then the executive would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits.  If the executive is terminated without cause or terminates employment for good reason, he or she shall also receive the additional retirement benefits which he would have received had the executive stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under the employment agreement standing alone or when combined with the other benefits which the executive will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then the executive will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Lundblad’s current base salary rate under his employment agreement is equal to an annual rate of $135,000.  Mr. Merrill’s current base salary rate under his employment agreement is equal to an annual rate of $165,000.  Ms. Tompkin’s current base salary rate under his employment agreement is equal to an annual rate of $150,000.

Jeffrey B. Shank.  The corporation entered into an employment agreement with Mr. Shank effective upon the closing date of the merger pursuant to which he will serve as Executive Vice President of the corporation.  The employment agreement is for a term of three years and shall renew for an additional year on the first anniversary date of the agreement and every anniversary date thereafter unless notice of nonrenewal is given.  Mr. Shank may only be terminated for cause as defined in the agreement.  Should he terminate his employment within one year following the effective date of the employment agreement or if he is terminated without cause during this period, he will receive a lump sum payment equal to 2.99 times his annual base salary as defined in the employment agreement.  In addition, for a period of thirty-six (36) months from the date of termination of employment, he shall be permitted to continue in the corporation’s life, disability, supplemental retirement, medical/health insurance and other health and welfare benefits. In the event that a payment under the employment agreement standing alone or when combined with the other benefits which the executive will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then the payment will be reduced to the extent necessary such that it would not be considered a parachute payment.

In the event that after one year from the effective date of the employment agreement, Mr. Shank terminates his employment for good reason or if he is terminated without cause or if his employment is terminated after a change in control for any reason other than cause, he will be entitled to a payment equal to two times the sum of his highest annual base salary during the immediately preceding three calendar years, the highest cash bonus and other cash incentive compensation earned by him with respect to one of the three calendar years immediately preceding the year of termination, and the highest value of stock options and other stock based incentives awarded to him with respect to one of the three calendar years immediately preceding the year of termination.  For twenty-four (24) months from termination of employment, he shall also be entitled to either participate in the company’s life, disability, medical/health insurance, and other health and welfare benefits in effect during the one year prior to his termination.  If he is not able to participate as his participation would violate the terms of the plans, then he would be entitled to a cash payment equal to the cost of his obtaining the same or substantially similar benefits.  If he is terminated without cause or terminates employment for good reason, he shall also receive the additional retirement benefits which he would have received had he stayed through the term of the employment agreement, if the plan allows it.

In the event that a payment under his employment agreement standing alone or when combined with the other benefits which he will receive upon a change of control would be considered a “golden parachute payment” and an excise tax is imposed, then Mr. Shank will be entitled to an additional payment equal to the amount required such that after the payment of all federal and state income and excise taxes, he would be in the same after-tax position as if no excise tax had been imposed.

Mr. Shank’s current base salary rate under his employment agreement is equal to an annual rate of $186,000.

The corporation also assumed split dollar life insurance agreements with seven of Graystone’s executive officers, including Janak Amin, Joseph Bertotto, Carl Lundblad, Mark Merrill, Jeffrey Renninger, Andrew Samuel, and Jane Tompkins.  Following the effective date of the change in control, the corporation cannot terminate the arrangement and will be required to continue the premium payments for the original term of the arrangement regardless of the participant’s employment status.

Additionally, the corporation is requesting that its shareholders approve an employee stock purchase plan which is described in Proposal 2.  The corporation believes that the employees who participate in the plan will have a closer identification with the corporation by virtue of their ability, as shareholders, to participate in the corporation’s growth and earnings.

COMPENSATION COMMITTEE REPORT

1.             The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management; and

2.             Based upon the review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the corporation’s proxy statement.

Compensation Committee Members:

Kermit G. Hicks                     Terry L. Randall

Frederic M. Frederick

EXECUTIVE COMPENSATION

The table below reflects information concerning the annual compensation for services in all capacities to the corporation for the fiscal years ended December 31, 2008, 2007 and 2006 of those persons who were, as of December 31, 2008:

•      the Chief Executive Officer, Chief Financial Officer, and

•      the three most highly compensated Executive Officers of the corporation to the extent that the person’s total compensation exceeded $100,000.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards($)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)(5)	Total ($)
Jeff B. Shank	2008	$183,000	$17,804	$515	$24,225	$22,930		$27,934	$276,408
Executive Vice President (7)	2007	$174,000	$24,037	$845	$27,896	$20,627	(6)	$33,093	$280,498
	2006	$160,000	$21,924	$895	$31,250	$20,627		$29,503	$264,199

John H. McDowell, Sr.	2008	$133,350	$12,483	$515	$19,380	—		$21,720	$187,448
Executive Vice President,	2007	$128,000	$17,014	$845	$22,326	—		$25,955	$194,140
Tower Bank division (8)	2006	$118,000	$15,051	$895	$24,973	—		$22,387	$181,306

Franklin T. Klink, III	2008	$107,500	$8,398	—	$14,535	—		$16,582	$147,015
Senior Vice President,	2007	$98,500	$11,965	—	$13,970	—		$16,203	$140,638
Finance (9)	2006	$91,000	$10,144	—	$6,232	—		$13,937	$121,313

(1)        The amounts shown represent the base salary.  The amounts for 2008, 2007 and 2006 include deferred salary of $5,700 for Mr. Shank and $945 for Mr. McDowell.

(2)        Represents the aggregate yearly total for quarterly cash awards.

(3)        The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R) for awards under the Employee Service Award Program.

(4)        The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007 and 2006 in accordance with FAS 123(R) under the Annual Performance Award Program.

(5)        The amount for 2008 includes for Mr. Shank, $17,190 contribution to Profit Sharing Plan, and $10,744 contribution to ESOP; for Mr. McDowell $13,366 contribution to Profit Sharing Plan and $8,354 contribution to the ESOP.  The amount for 2008 includes for Mr. Klink, $10,204 contribution to Profit Sharing Plan and $6,378 contribution to ESOP.  The amount for 2007 includes for Mr. Shank, $18,000 contribution to Profit Sharing Plan, and $11,250 contribution to ESOP; for Mr. McDowell $13,739 contribution to Profit Sharing Plan.  The amount for 2006 includes for Mr. Shank, $16,766 contribution to Profit Sharing Plan, and $10,479 contribution to ESOP; for Mr. McDowell $12,579 contribution to Profit Sharing Plan.

(6)        The amount reflects the aggregate actuarial increase in the present value of the benefits under Mr. Shank’s Supplemental Executive Retirement Plan.

(7)        Mr. Shank served as the corporation’s President and Chief Executive Officer until March 31, 2009.

(8)        Mr. McDowell served as the corporation’s Executive Vice President until March 31, 2009.

(9)        Mr. Klink served as the corporation’s Chief Financial Officer until March 31, 2009.

Quarterly Cash Award

The quarterly cash award is tied to corporate performance and is granted to all full time employees.  The quarterly cash award is made at the discretion of the Board of Directors.  The quarterly cash award is determined by the bank’s return on average tangible equity.

Annual Performance Award

Awards granted to individual executives are at the discretion of the Board of Directors and may be made annually under the corporation’s Stock Option Plan for Officers.  The number of options awarded uses the corporation’s return on average tangible equity and a percentage of the award set by the Board of Directors.  An individual’s award is approved in January based on the previous year’s performance as of December 31.  The options are issued with an exercise price of one dollar, are vested on the grant date and have the expiration date set forth in the grant agreement.

Grants of Plan-Based Awards Table

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price Option Awards ($/Sh) (#)	Grant Date Fair Value of Stock and Option Awards
Jeff B. Shank	January 9, 2008	20	625	$1	$24,225
Franklin T. Klink, III	January 9, 2008	—	375	$1	$14,535
John H. McDowell, Sr.	January 9, 2008	20	500	$1	$19,380

Outstanding Equity Awards at Fiscal Year-End for 2008

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercisable Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Options Exercise Price ($) (e)	Option Expiration Date (f)
Jeff Shank	200	0	0	$1.00	March 15, 2009

Deferred Compensation Plan — Supplemental Insurance Plan

The bank maintains a non-qualified deferred compensation plan for certain executives and officers.  Currently, only Messrs. Shank and McDowell participate in the plan.  The participants remain in the plan regardless of their employment status with the corporation.  During 2006, the plan was closed to new participants and changes in the amount of compensation permitted to be deferred.  The plan pays ten percent on plan balances.

Nonqualified Deferred Compensation Table

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

Jeff B. Shank	$5,700	—	$25,988	-0-	$285,864
Franklin T. Klink, III	-0-	—	—	—	—
John H. McDowell, Sr.	$945	—	$11,444	-0-	$125,884

Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized on Exercise ($)	Number of Securities Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeff B. Shank	425	14,945.50	20	515
Franklin T. Klink, III	375	11,493.00	—	—
John H. McDowell, Sr.	500	18,218.00	20	515

Pension Benefits Table

The following table summarizes the present value of accumulated benefits payable to Mr. Shank under his Supplemental Executive Retirement Plan during 2008.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Jeff B. Shank	Supplemental Executive Retirement Plan	N/A	$318,289	$-0-

Supplemental Executive Retirement Plan

In 2002, the corporation implemented a Supplemental Executive Retirement Plan (“SERP”), a non-qualifying plan, covering Jeff B. Shank.

Since a change of control of the corporation has occurred in connection with the merger with Graystone Financial Corp., the bank will pay Mr. Shank $75,000 per year.  The benefit will be paid monthly, commencing on the first day of the month following Mr. Shank’s 65th birthday and continuing for 20 years.

If Mr. Shank dies while he is actively employed at the bank, his beneficiary receives a scheduled death benefit equal to the amount of his retirement benefit.  If Mr. Shank dies after reaching age 65, his beneficiary receives the remainder of his scheduled retirement benefits.

If the bank terminates Mr. Shank’s employment for cause, he forfeits the benefits provided under the SERP.  In addition, if Mr. Shank violates the restrictive covenant contained in the SERP, he forfeits his right to any further benefits under the SERP.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Change in control agreements

On December 31, 2008, corporation was a party to change of control agreements with Messrs. Shank, McDowell and Klink.

Pursuant to the respective Named Executive Officer’s agreement if Mr. Klink’s employment is terminated for reasons other than cause, death, or disability, then Mr. Klink will receive twenty-four (24) months of his monthly salary.

Pursuant to the terms of Mr. McDowell’s agreement, if his employment is terminated for reasons other than cause, death, or disability or if he terminates his employment for “good reason,” as defined in the agreement, then he shall receive two (2) times his base salary plus quarterly cash awards payable in twenty-four (24) monthly installments.

Pursuant to the terms of Mr. Shank’s agreement, upon a change of control, he receives an employment agreement for a three (3) year term upon the terms provided in the change of control which has been filed as an Exhibit 99.4 of the corporation’s 10-Q for the quarter ended September 30, 2002.  If his employment is terminated for reasons other than cause, death, or disability or if he terminates employment for “good reason,” as defined in the agreement, he will receive a lump sum payment equal to 2.99 times his base amount which is defined as the mean average of the total annual direct salary plus the mean average of the annual total bonuses paid to him during the three (3) calendar years immediately preceding the effective date of the change of control.

“Change of Control” is defined in the agreements as

(A) a merger, consolidation or division involving the corporation, (B) a sale, exchange, transfer or other disposition of substantially all of the assets of the corporation, or (C) a purchase by the corporation of substantially all of the assets of another entity, unless after such merger, consolidation, division, sale, exchange, transfer, purchase or disposition a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of Directors of corporation;

or any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)), other than the corporation or bank or any “person” who on the date hereof is a director or officer of the corporation or bank is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the corporation or bank representing thirty five (35%) percent or more of the combined voting power of the corporation’s or bank’s then outstanding securities;

or during any period of one (1) year during the term of employment, individuals who at the beginning of such period constitute the Board of Directors of corporation or bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

Upon the effective date of the merger, Mr. Shank’s change in control agreement was replaced by an employment agreement as described above under “Compensation Discussion and Analysis — First Quarter 2009”.

Group Term Replacement Plans and Executive Bonus Agreements

The Named Executive Officers will also vest in the Group Term Replacement Plans upon a change of control as defined above.  Upon a termination following a change of control, the Named Executive Officers will be entitled to an annual bonus under and in an amount provided in the Executive Bonus Agreement. The Named Executive Officers will also vest in the Group Term Replacement Plans and Executive Bonus Agreements upon a termination due to disability.

Under the Group Term Replacement Plans and Executive Bonus Agreements, upon the death of the Named Executive Officer, the beneficiary shall receive the greatest of (1) the cash surrender value of the life insurance policy, (2) the aggregate premiums paid on the life insurance policy, or (3) the amount in excess of four times the base annual salary as defined in the agreement.  Upon a termination due to a disability, the Named Executive Officers will be entitled to an annual bonus under and in an amount provided in the Executive Bonus Agreement.

The Named Executive Officers participating in this plan are subject to a 12 month non-compete provision.

Supplemental Executive Retirement Plan

Mr. Shank participates in a supplemental employment retirement plan, whereby on retirement he will receive an annual benefit of $75,000 commencing on the first day of each month commencing with the month following his 65th birthday and continuing for 239 months.  If a change of control occurs, he will receive an annual benefit of $75,000 payable in annual equal monthly installments for 240 months.  If he dies, the beneficiary shall receive $75,000 annually commencing within 90 days of the Named Executive Officer’s death and continuing for 240 months.

Pursuant to the plan, Mr. Shank is subject to a 12 month non-compete provision.

Supplemental Insurance Plan

Messrs. Shank and McDowell participate in a Supplemental Insurance Plan which provides for specific fixed benefits upon retirement after age 65, total disability, and death.  The Supplemental Insurance Plan also allows such Named Executive Officers to defer income which earns interest at ten percent (10%) and which provides for payments upon retirement after age 65, total disability, and death in an amount equal to the amount deferred plus the accrued interest.

Disability Plan and Benefits

In the event of the death or disability of a Named Executive Officer, in addition to the benefits listed in the charts below, each Named Executive Officer will receive benefits under the corporation’s retirement plans, disability plan or payments under the corporation’s life insurance plan, as appropriate.

Upon any termination, the Named Executive Officer will receive a payment for his unused accrued vacation days.

Potential Payments Charts

The amounts included in the payments upon termination charts do not include any reductions which may be required under the gross-down provisions contained in the respective agreements, which require any excess parachute payments as described by Internal Revenue Code Section 280G to be reduced to the extent that the payment will not be an excess parachute payment.

Jeff B. Shank

The following table shows the potential payments upon termination or change of control of the corporation for Jeff B. Shank under his Supplemental Executive Retirement Plan, Change of Control Agreement, Supplemental Insurance Plan, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2008.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control	Disability	Death
Supplemental Executive Retirement Plan	$150,417	$150,417	$318,289	$150,417	-0-	$318,289	$150,417	$780,675
Change of Control Agreement	-0-	-0-	-0-	-0-	-0-	$536,295	-0-	-0-
Supplemental Insurance Plan:	$285,864	$285,864	$285,864	$285,864	$285,864	$285,864	$328,588	$285,864
Group Term Replacement Plan	-0-	-0-	-0-	-0-	-0-	-0-	-0-	$600,000
Executive Bonus Agreement	-0-	-0-	-0-	-0-	-0-	$10,930	$10,930	$10,930
Accrued Vacation Days	$25,658	$25,658	$25,658	$25,658	$25,658	$25,658	$25,658	$25,658

Franklin T. Klink

The following table shows the potential payments upon termination or change of control of the corporation for Franklin T. Klink, III under his Change of Control Agreement, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2008.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control		Disability	Death
Change of Control Agreement	-0-	-0-	-0-	-0-	-0-	$213,434	(1)	-0-	-0-
Group Term Replacement Plan	-0-	-0-	-0-	-0-	-0-	-0-		-0-	$448,000
Executive Bonus Agreement	-0-	-0-	-0-	-0-	-0-	$2,675		$2,657	$2,675
Accrued Vacation Days	$7,754	$7,754	$7,754	$7,754	$7,754	$7,754		$7,754	$7,754

(1) Based upon a present value calculation.

John H. McDowell, Sr.

The following table shows the potential payments upon termination or change of control of the corporation for John H. McDowell, Sr. under his Change of Control Agreement, Supplemental Insurance Plan, Group Term Replacement Plan, and Executive Bonus Agreement.  The chart assumes the triggering events took place on December 31, 2008.

Agreement	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Not for Cause Termination	For Cause Termination	Termination resulting from a Change of Control		Disability	Death
Change of Control Agreement	-0-	-0-	-0-	-0-	-0-	$252,628	(1)	-0-	-0-
Supplemental Insurance Plan:	$125,884	$125,884	$125,884	$125,884	$125,884	$125,884		$129,825	$125,884
Group Term Replacement Plan	-0-	-0-	-0-	-0-	-0-	-0-		-0-	$436,000
Executive Bonus Agreement	$13,263	$13,263	$13,263	$13,263	-0-	$13,263		$13,263	$13,263
Accrued Vacation Days	$15,433	$15,433	$15,433	$15,433	$15,433	$15,433		$15,433	$15,433

(1) Based upon a present value calculation.

COMPENSATION OF DIRECTORS

Directors Fees.  During 2008, directors received a quarterly retainer of $3,000. The vice chairman of the board received a quarterly retainer of $4,250 and the chairman of the board received a quarterly retainer of $5,500.  Directors also received $400 for each board meeting they attended.  Directors serving on the Trust Committee received an annual fee of $2,400.  Each director is permitted 4 absences each year, and will not receive the $400 meeting fee for any meeting missed in excess of 4 meetings per year.  Other than the supplemental insurance plan described below, there are no other special arrangements with any directors.

Supplemental Insurance Plan.  The bank maintains a Supplemental Insurance Plan for directors pursuant to which a director may elect to defer receipt of a portion of fees for Board meetings for at least 4 years or until he reaches age 65, whichever is later.  An amount equal to fees waived in addition to interest at an annual rate of 10% per year will be paid to each participating director or his designated beneficiary during a period of 10 years after the director reaches age 65.  Fees and interest paid by the bank will be recovered through insurance policies on the lives of participating directors.  Funds from the deferred fees of a participating director will be used to reimburse the bank for the costs of the premium for the insurance policies.  Messrs. Craig and Hicks are the only current directors participating in the Supplemental Insurance Plan.

Nonqualified Option Plan for Outside Directors.  The corporation maintains a non-qualified stock option plan for outside directors.  In accordance with the plan, options are granted at the fair market value of the common stock on the date of grant.  All options granted under the plan vest and become exercisable one (1) year after the date of grant, provided, however, that in the event of death, retirement, disability or change in control of the corporation or its affiliates all options shall vest immediately.  Each option granted under the plan expires upon the earlier of (i) one hundred and twenty (120) months following the date of grant, or (ii) one (1) year following the date on which the outside director ceases to serve in such capacity for any reason other than removal for cause.

Director Fee Continuation Plan.  The corporation has entered into agreements under a Director Fee Continuation Plan with Ms. Carbaugh and Mr. Randall.  The agreements provide for an annual benefit to the director for ten years commencing upon termination of their directorship.  The directors are one hundred percent (100%) vested in the benefit, but would forfeit the benefits if discharged for cause.

Director Summary Compensation Table

The table below summarizes the compensation paid by the corporation to non-employee directors for the fiscal year ended December 31, 2008.

(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)
Name	Fees Earned or Paid in Cash	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Comp	Change in Pension Value and Nonqualified Deferred Comp Earnings		All Other Compensation	Total ($)
Patricia A. Carbaugh	$27,200	—	$2,531	—	$3,457	(2)	—	$33,188
James H. Craig, Jr.	$17,600	—	$2,531	—	—		—	$20,131
Lois E. Easton	$27,200	—	$2,531	—	—		—	$29,731
Frederic M. Frederick	$29,800	—	$2,531	—	—		—	$32,331
Mark E. Gayman	$24,800	—	$2,531	—	—		—	$27,331
Kermit G. Hicks	$34,800	—	$2,531	—	—		—	$37,331
Harry D. Johnston	$24,800	—	$2,531	—	—		—	$27,331
Terry L. Randall	$23,600	—	$2,531	—	$2,804	(2)	—	$28,935

(1)          Reflects the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123(R) of stock options granted under the non-qualified stock option plan on January 9, 2008.  As of December 31, 2008, each director has the following number of options outstanding:  Dr. Craig:  7,119, Ms. Easton:  7,119, Mr. Frederick:  3,398, Mr. Gayman:  3,398, Mr. Hicks:  7,119, Ms. Carbaugh:  785, Dr. Johnston:  785, and Mr. Randall:  785.

(2)          The amounts reflect the actuarial increase in the present value of the director’s benefits under the non-qualified Director Fee Continuation Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2008, Jeff B. Shank, the then President and Chief Executive Officer of the corporation, served as a member of the Board of Directors, but did not serve as a member of the Compensation Committee.  Mr. Shank made recommendations to the Compensation Committee regarding compensation for employees, including the executive officers, but did not participate in deliberations concerning executive officer compensation.

PROPOSAL 2 - APPROVAL OF THE TOWER BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN

The corporation is requesting that its shareholders vote to approve the Tower Bancorp, Inc. Employee Stock Purchase Plan (the “Purchase Plan”).  The following summary of the principal features of the Purchase Plan is qualified by reference to the full text of the Purchase Plan, attached as Appendix A to this Proxy Statement.

General

The Purchase Plan permits eligible employees to purchase shares of common stock directly from the corporation from authorized but previously unissued shares or shares held in the treasury.  The corporation will use the proceeds it receives from the sale of such common stock pursuant to the

Purchase Plan for general corporate purposes.  It is the corporation’s intention that the Purchase Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Purpose of the Purchase Plan

The purpose of the Purchase Plan is to encourage and enable employees of the corporation and its subsidiaries to acquire an ownership interest in the corporation through a regular investment program.  The corporation believes that employees who participate in the Purchase Plan will have a closer identification with the corporation by virtue of their ability, as shareholders, to participate in the corporation’s growth and earnings, and will be motivated to improve their job performance accordingly.

Key Terms

The Purchase Plan is designed to meet the requirements of Code Section 423.  The following highlights the key provisions of the Purchase Plan:

Purchase Plan Effective Date:	Upon approval of the Purchase Plan by the shareholders of the corporation.

Purchase Plan Term:	The Purchase Plan will remain in effect until all shares of common stock reserved thereunder have been purchased, unless terminated earlier by the corporation’s Board of Directors.

Eligible Participants:

Each employee of the corporation and its subsidiaries whose customary employment is more than five months in a calendar year and is scheduled to work 20 or more hours per week is eligible to participate once such employee has executed a payroll deduction authorization form.

Shares Authorized:	250,000 shares of Tower Bancorp, Inc. common stock, no par value per share, subject to adjustment.

Shares Authorized as a Percent of Outstanding Common Stock:	Approximately 5.0% of shares outstanding on April 13, 2009.

Purchase Price:

The purchase price for shares purchased under the Purchase Plan shall initially equal 95% of the fair market value of such shares on the date of purchase. Accordingly, shares will be offered to eligible employees at a 5% discount. The purchase price may be adjusted from time to time by the Board of Directors.

Share Limits Per Person:	Shares possessing 5% or more of the total combined voting power or value of all classes of stock of the corporation, or having a fair market value of $25,000 per employee per calendar year.

Eligibility

Any employee, who, on the relevant offering date, customarily works at least five months in a calendar year and at least 20 hours per week is eligible to participate in the Purchase Plan.  Non-employee directors of the corporation are ineligible to participate.

Administration of the Purchase Plan

The Board administers the Purchase Plan in the absence of a committee appointed by the Board for such purpose.  The committee or Board, as applicable, has the authority to make a final and binding determination of all questions of, and interpretations with respect to, the operation of the Purchase Plan.  The Board has appointed the Compensation Committee of the Board of Directors to administer the Purchase Plan.

Custodian

The corporation’s current registrar and transfer agent, Registrar and Transfer Company, has been designated the initial custodian under the Purchase Plan.

Participation in the Purchase Plan

There are four consecutive quarterly offering periods under the Purchase Plan in each calendar year.  An offering period begins each January 1, April 1, July 1, and October 1 and continues until the next offering period commences.  Subject to certain limitations, an employee may begin participating in the Purchase Plan effective at the beginning of an offering period by submitting an authorization form for regular payroll deductions prior to the commencement of the next offering period.  Once enrolled in the Purchase Plan, a participant is able to purchase common stock with deductions from the participant’s pay that the corporation pays in the payroll next following the commencement of the next offering period.  Once a quarterly offering period is ended, a participant is automatically enrolled in the next offering period unless such participant chooses to withdraw from the Purchase Plan (as described below).

Purchasing Stock

A participant may designate that the corporation use payroll deductions to purchase stock at a rate that is at least 1% but not more than 10% of such participant’s base annual compensation.  Subject to certain limitations, a participant may only change the amount of pay that is deducted to purchase shares under the Purchase Plan (other than to withdraw entirely, as set forth below) once during an offering period, or can elect to have such changes be effective at the beginning of the following offering period.

On the last day of each fiscal quarter (i.e., March 31, June 30, September 30, and December 31) payroll deductions accumulated during the offering period are applied automatically to purchase common stock.  The price of each share of common stock purchased under the Purchase Plan will initially be equal to 95% of its fair market value on the purchase date.  The number of shares purchased is determined by dividing the payroll deductions for the offering period by the price paid by the participant.  All shares purchased are credited to the participant and registered in the name of the participant in an account maintained for such participant by Registrar and Transfer Company, as custodian under the Purchase Plan.  All shares purchased under the Purchase Plan are automatically enrolled in the corporation’s Dividend Reinvestment and Stock Purchase Plan, if any, and dividends declared on such shares will be reinvested in additional shares of common stock in accordance therewith.

Limitations

The Purchase Plan does not permit a participant to purchase shares under the Purchase Plan if the participant would own common stock possessing 5% or more of the total combined voting power or value of all classes of the corporation’s stock.  The Purchase Plan also does not permit a participant to purchase common stock with a fair market value in excess of $25,000 in any one calendar year.  These limitations are to ensure, in part, that the Purchase Plan complies with Code requirements.

A participant does not have the rights of a shareholder until the participant actually purchases the shares of common stock, with limited exceptions in the case of his or her death.  A participant may not transfer the right to purchase stock under the Purchase Plan.

Adjustment of Shares Available for Issuance

If our shareholders approve this proposal, a total of 250,000 shares of common stock will be reserved for issuance under the Purchase Plan.

If the event of a stock dividend, stock split, reverse stock split, recapitalization, reorganization, merger, spin-off, or similar event affecting the common stock, the Board will appropriately adjust the number of shares available under the Purchase Plan.

Written Statements

Each participant will be provided with a quarterly written statement indicating the number of shares of stock purchased under the Purchase Plan for such quarter, the aggregate number of shares accumulated under the Purchase Plan, and other relevant information.

Withdrawing from the Purchase Plan

Subject to certain limitations, a participant may stop participating in the Purchase Plan at any time by providing notice in the form specified by the corporation.  If a participant withdraws from the Purchase Plan, participation will end effective upon the next pay period following the corporation’s receipt of notice of withdrawal.  If an employee that has previously withdrawn form the Purchase Plan wishes to resume participation, the employee must re-enroll effective beginning the next quarterly offering period.  If a participant terminates employment with the corporation at any time, participation in the Purchase Plan automatically terminates.

Corporate Transactions

In the event of a merger or other corporate transaction (as defined in the Purchase Plan), each outstanding option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation.  In the event the successor corporation refuses to assume or substitute for the options, the offering period will be shortened by setting a new purchase date and will end on the new purchase date.  The new purchase date will be prior to the proposed merger or other qualifying transaction.  The corporation will notify each participant in writing at least ten business days prior to the new purchase date that the purchase date for the participant’s option has been changed to the new purchase date and that the participant’s option will be exercised automatically on the new purchase date unless the participant withdraws from the Purchase Plan prior to such date.

Termination and Amendments

The Board has the power to amend, suspend or terminate the Purchase Plan at any time, except that the Board may not, without first obtaining shareholder approval, increase the number of shares reserved under the Purchase Plan, other than as otherwise provided therein.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the corporation with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of the shares at the time the option was granted over the purchase price.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date of the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  The corporation generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Number of Shares Granted to Employees

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the Purchase Plan are not determinable.  No purchases have been made under the Purchase Plan since its adoption by the Board.

Recommendation

The Board of Directors recommends that the shareholders vote “FOR” approval of the Tower Bancorp, Inc. Employee Stock Purchase Plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of directors who meet the NASDAQ standards for independence. The Audit Committee operates under a written charter adopted by the Board of Directors, which is available to shareholders at the corporation’s website at http://www.towerbancorp.com under the “Governance Documents” tab.

The Audit Committee met with management periodically during the year to consider the adequacy of the corporation’s internal controls and the objectivity of its financial reporting. The Audit Committee discussed these matters with the corporation’s independent auditors and with appropriate corporation financial personnel and internal auditors. The Audit Committee also discussed with the corporation’s senior management and independent auditors the process used for certifications by the corporation’s chief executive officer and chief financial officer which are required for certain of the corporation’s filings with the Securities and Exchange Commission.

The Audit Committee met privately at its regular meeting with both the independent accountants and the internal auditors, as well as with the President, Executive Vice President and Treasurer, on a number of occasions, each of whom has unrestricted access to the Audit Committee.

Management has primary responsibility for the corporation’s financial statements and the overall reporting process, including the corporation’s system of internal controls.

The independent accountants audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the corporation in conformity with generally accepted accounting principles and discussed with the Audit Committee any issues they believe should be raised with the Audit Committee.

The Audit Committee reviewed with management and Smith Elliott Kearns & Company, LLC, the corporation’s independent accountants, the corporation’s audited financial statements prior to issuance. Management has represented, and Smith Elliott Kearns & Company, LLC has confirmed, to the Audit Committee, that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee received from and discussed with Smith Elliott Kearns & Company, LLC the written disclosure and the letter required by PCAOB Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed Smith Elliott Kearns & Company, LLC’s independence with its representatives. These items relate to that firm’s independence from the corporation. The Audit Committee also discussed with Smith Elliott Kearns & Company, LLC matters required to be discussed by the Statement on Auditing Standards No. 114. (Communication with Audit Committees) of the Auditing Standards Board of the American Institute of Certified Public Accountants to the extent applicable. The Audit Committee monitored the accountant’s independence, reviewed audit and non-audit services performed by Smith Elliott Kearns & Company, LLC and discussed with the accountants their independence.

In reliance on these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the corporation’s audited financial statements be included in the corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

James H. Craig, Jr.	Lois E. Easton	Mark E. Gayman
Kermit G. Hicks	Patricia A. Carbaugh	Terry L. Randall
Harry D. Johnston

INDEPENDENT PUBLIC ACCOUNTANTS

During 2007 and 2008, Smith Elliott Kearns & Company, LLC served as the corporation’s independent public accountants.  Aggregate fees billed to the corporation by Smith Elliott Kearns & Company, LLC for services rendered are presented below:

Year Ended December 31	2008	2007
Audit Fees	$116,750	$67,900
Audit Related Fees	53,780	2,717
Tax Fees	8,710	9,257
All Other Fees	22,000	0

Audit Fees include fees billed for professional services rendered for the audit of annual financial statement and fees billed for the review of financial statements included in the corporation’s Forms

10-Q and 10-K or services that are normally provided by Smith Elliott Kearns & Company, LLC in connection with statutory and regulatory filings or engagements.

Audit Related Fees include fees billed for assurance and related services by Smith Elliott Kearns & Company, LLC that are reasonably related to the performance of the audit or review of the corporation’s financial statements and are not reported under the Audit Fees section of the table above. These include fees for services related to examination of the Trust Department, employee benefit plan audits, and extended audit procedures.

Tax Fees include fees billed for professional services rendered by Smith Elliott Kearns & Company, LLC for tax compliance, tax advice, tax planning.  These services include preparation of federal and state tax returns.

All Other Fees include fees billed for products and services provided by Smith Elliott Kearns & Company, LLC, other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above.  These include fees for services related to the corporation’s merger with Graystone Financial Corp.

The Audit Committee has considered whether, and determined that, the provision of the non-audit services is compatible with maintaining Smith Elliott Kearns & Company’s independence.

Dismissal of Independent Registered Public Accountant

Because the merger of Graystone Financial Corp. into the corporation is treated as a “reverse merger” for accounting purposes, and as such the financial statements of Graystone Financial Corp., as the accounting acquirer, became the financial statements of the corporation as the legal acquirer, and because the independent registered public accounting firm that audited Graystone’s financial statements, Beard Miller Company LLP is different from the independent registered public accounting firm that audited the corporation’s financial statements, Smith Elliott Kearns & Company, LLC, the rules and regulations of the Securities and Exchange Commission provide that there has been a de facto change in the corporation’s independent registered public accounting firm from Smith Elliott Kearns & Company, LLC to Beard Miller Company LLP,  as of the effective time of the merger, March 31, 2009.

On April 6, 2009, the Audit Committee of the corporation’s board of directors approved the dismissal of Beard Miller Company LLP as the corporation’s independent registered public accounting firm and approved the engagement of KPMG LLP as the corporation’s new independent registered public accounting firm.  The corporation notified Beard Miller Company LLP of the dismissal on April 6, 2009.  Beard Miller Company LLP has not reviewed or issued any reports in relation to the corporation’s financial statements from the time of its de facto appointment on March 31, 2009 to the date of its dismissal.

The report issued by Smith Elliott Kearns & Company, LLC in connection with the audit of the financial statements of the corporation for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Smith Elliott Kearns & Company, LLC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, during the two most recent fiscal years or subsequent interim period, which disagreement, if not resolved to the satisfaction of Smith Elliott Kearns & Company, LLC would have caused Smith Elliott Kearns & Company, LLC to make reference to the subject matter of such disagreement in connection with its audited report or interim financial statements.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Pursuant to Item 304(a)(3) of Regulation S-K, the corporation has provided a copy of the above disclosures and requested that Smith Elliott Kearns & Company, LLC furnish it with a letter addressed to the Commission stating whether or not Smith Elliott Kearns & Company LLC agrees with the above statements.  A copy of such letter, dated March 31, 2009, is filed as Exhibit 16.1 to the current report on Form 8-K as filed with the Securities and Exchange Commission on March 31, 2009.

The report issued by Beard Miller Company LLP in connection with the audit of Graystone for the years ended December 31, 2008 and December 31, 2007 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope, or accounting principles.

There have been no disagreements with Beard Miller Company LLP on any matters or accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Beard Miller Company LLP would have caused Beard Miller Company LLP to make reference to the subject matter of such disagreement in connection with its audited report or interim financial statements.

There were no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K during the two most recent fiscal years or the subsequent interim period.

Pursuant to Item 304(a)(3) of Regulation S-K, the corporation has provided a copy of the above disclosures and requested that Beard Miller Company LLP furnish it with a letter addressed to the Commission stating whether or not Beard Miller Company LLP agrees with the above statements.  A copy of such letter, dated April 9, 2009, is filed as Exhibit 16.1 to the current report on Form 8-K, as filed with the Securities and Exchange Commission on April 10, 2009.

Engagement of New Independent Registered Public Accounting Firm

On April 6, 2009, the Audit Committee of the corporation’s board of directors appointed KPMG LLP as the corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2009 and the interim periods prior to such year end, including to complete a review of the corporation’s Form 10-Q for the quarterly period ending March 31, 2009.  During the fiscal years ended December 31, 2008 and December 31, 2007, and through the date of KPMG’s appointment, neither the corporation nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or (ii) the type of audit opinion that might be rendered on the corporation’s financial statements, or (iii) any matter that was the subject of a disagreement within the meaning of Item 304 (a)(1)(iv) of Regulation S-K, or (iv) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

CERTAIN TRANSACTIONS

With the exceptions noted below, there have been no material transactions between the corporation and the bank, nor any material transactions proposed, with any director or executive officer of the corporation and the bank, or any associate of any of the foregoing persons.  The corporation and the bank have had and intend to continue to have banking and financial transactions in the ordinary course of business with directors and executive officers of the corporation and the bank and their associates on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers.  Total loans outstanding from the bank at December 31, 2008, to the corporation’s and bank’s executive officers and directors as a group and members of their immediate families and companies, in which they had an ownership interest of 10% or more was $1,203,705 or approximately 1.7% of total equity capital.  These loans do not involve more than the normal risk of collectability or present other unfavorable features.

In December 2007, Graystone Bank, the predecessor to Graystone Tower Bank, the corporation’s wholly-owned subsidiary, entered into a lease agreement for a build-to-suit lease with Park Forest Center II, L.P. for approximately 8,355 square feet of branch and regional administrative office space in State College, Pennsylvania for an initial 15-year lease term and an initial annual base rent of $270,000. Upon commencement of the term, the landlord is also entitled to an additional rental fee of $57,000, representing reduced land rent and carrying costs. Director Robert Poole maintains a minority 20% ownership interest in the 1% general partner of Park Forest Center II, L.P. The term of the lease commenced in October 2008. Graystone Bank performed an evaluation which confirmed that the terms of the lease, which was negotiated on an “arms length basis,” are consistent with market terms, and concluded that such terms are at least as favorable to Graystone Bank as could be obtained in a transaction with an unaffiliated third party.

On March 31, 2009, Graystone Financial Corp. merged with the corporation.  As a result of the merger, certain executive officers of Graystone were appointed as executive officers of the corporation.  These officers have employment agreements with the corporation.  For more information regarding the executive officers, their employment agreements and salary information, please see “Compensation Discussion and Analysis — First Quarter of 2009” above on page 19.

Any business dealings between the corporation or the bank and directors or executive officers, other than a deposit, trust service or other product or service provided by the bank in the ordinary course of business is required to be  reviewed, discussed and approved by a majority of the disinterested directors.

EXECUTIVE OFFICERS OF THE CORPORATION

The following table identifies each of the executive officers of Tower Bancorp, Inc. and Graystone Tower Bank, their age as of April 1, 2009, the position they currently hold and their professional experience during the prior five years.

Name	Age	Position and Prior Professional Experience
Andrew Samuel	47

President and Chief Executive Officer of the corporation and Graystone Tower Bank since March 31, 2009. Chairman, President & Chief Executive Officer of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Market CEO of Sovereign Bank from January through June 2005; President and Chief Operating Officer of Waypoint Bank and Senior Executive Vice President, Banking Division of Waypoint Bank from 1996 through January 2005.

Jeffrey Renninger	51

Executive Vice President of the corporation and Graystone Tower Bank since March 31, 2009. Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Lancaster/Lebanon Regional President for Sovereign Bank and Waypoint Bank from 1999 through June 2005.

Janak Amin	44

Executive Vice President of the corporation and Graystone Tower Bank since March 31, 2009. Executive Vice President of Graystone Financial Corp. from 2006 to March 31, 2009 and of Graystone Bank from November 2005 to March 31, 2009; Capital Region President for Sovereign Bank and Waypoint Bank from March 1997 through June 2005.

Mark Merrill, CPA	32

Executive Vice President and Chief Financial Officer of the corporation and Graystone Tower Bank since March 31, 2009. Executive Vice President and Chief Financial Officer of Graystone Financial Corp. and Graystone Bank from July 2008 to March 31, 2009; Senior Vice President and Chief Financial Officer of Graystone and Graystone Bank since May 2007; Vice President, Chief Accounting and Risk Officer of Graystone Bank since May 2006; previously Manager of Accounting and Financial Controls at Waypoint Bank from 2003 until 2005 and certified public accountant at Pricewaterhouse Coopers from 1999 until 2003.

Carl Lundblad, Esq	38

Executive Vice President of the corporation and Graystone Tower Bank since March 31, 2009.  General Counsel and Secretary of Graystone Financial Corp. and Graystone Bank from August 2007 to March 31, 2009; previously Partner and attorney at Rhoads & Sinon LLP since 1997.

Jane Tompkins	55

Chief Credit Officer of Graystone Tower Bank since March 31, 2009.  Chief Credit Officer of Graystone Bank from November 2007 to March 31, 2009; previously President of 5Cs Consulting from January 2006 through November 2007, Chief Credit Officer of Legacy Bank from 2005 until 2006; and Chief Credit Officer of Waypoint Bank from 1997 until 2005.

Jeff B. Shank	53

Executive Vice President of the corporation and Graystone Tower Bank since March 31, 2009.  President & CEO of the corporation and the First National Bank of Greencastle from January 1, 1992 to March 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the corporation’s officers and directors, and persons who own more than 10% of the registered class of the corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the corporation with copies of all Section 16(a) forms they file.

The corporation believes that during the period January 1, 2008 through December 31, 2008, its officers and directors were in compliance with all filing requirements applicable to them, except that each reporting person made one late filing of a Form 4 Statement of Changes of Beneficial Ownership of Securities relating to one transaction relating to the grant of options due to an administrative oversight.

ANNUAL REPORT

The corporation encloses a copy of the corporation’s 10-K for its fiscal year ended December 31, 2008, with this proxy statement.  A representative of Smith Elliott Kearns & Company, LLC, the accounting firm that examined the financial statements in the annual report, will attend the annual meeting.  The representative of Smith Elliott Kearns & Company, LLC will have the opportunity to make a statement, if he desires to do so, and will be available to respond to any appropriate questions presented by shareholders at the meeting.  The Annual Report on Form 10-K is also available at www.towerbancorp.com.

SHAREHOLDER PROPOSALS

Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the corporation’s proxy statement for its 2010 Annual Meeting of Shareholders must deliver the proposal in writing to the Secretary of Tower Bancorp, Inc. at the principal executive offices at 112 Market Street, Harrisburg, Pennsylvania, not later than December 23, 2009.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented for consideration other than the  matters described in this proxy statement, but if any matters are properly presented, the proxyholders intend to vote on such matters in accordance with the recommendations of the Board of Directors.

ADDITIONAL INFORMATION

Upon written request of any shareholder, a copy of the corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including the financial statements and the schedules thereto, required to be filed with the SEC, may be obtained, without charge, from Carl D. Lundblad, Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101.

[Remainder of the Page Intentionally Left Blank]

APPENDIX A

TOWER BANCORP, INC.

EMPLOYEE STOCK PURCHASE PLAN

Article 1.               Purpose

The Tower Bancorp, Inc. Employee Stock Purchase Plan (the “Plan”) is intended to provide to employees of Tower Bancorp, Inc. (the “Company”) and any Designated Related Corporation the opportunity to acquire ownership interests in the Company through a regular investment program.  The Company believes that ownership of its Common Stock will motivate employees to improve their job performance, and enhance the financial results of the Corporation.  The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed so as to extend and limit participation in a manner consistent with the requirements thereof.

Article 2.               Definitions

2.1           Base Pay.  “Base Pay” shall mean an Eligible Employee’s basic hourly wage or salary, excluding any bonuses, overtime, or other extra or incentive pay.  With respect to any Eligible Employee compensated on a commission basis, the Committee shall make a good faith estimate of the Eligible Employee’s expected “Base Pay” by taking into account prior-year compensation, excluding any bonuses, overtime, or other extra or incentive pay, and any changes in circumstances for the current year.

2.2           Board.  “Board” shall mean the Board of Directors of the Company or any successor.

2.3           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

2.4           Committee.  “Committee” shall mean any committee appointed pursuant to Article 8 or, if no such committee is appointed, the Board.

2.5           Common Stock.  “Common Stock” shall mean the Common Stock, no par value per share, of the Company.

2.6           Company.  “Company” shall mean Tower Bancorp, Inc., a Pennsylvania corporation.

2.7           Corporate Transaction.  “Corporate Transaction” shall mean the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)            a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company;

(ii)           a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iii)          a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

2.8           Custodian.  “Custodian” shall mean Registrar and Transfer Company, or such other person as the Committee shall designate from time to time to serve as record keeper and custodian under the Plan.

2.9           Designated Related Corporation. “Designated Related Corporation” shall mean Graystone Tower Bank and Graystone Mortgage, LLC, and any other Related Corporation that the Board, from time to time, designates as such for purposes of the Plan.

2.10         Effective Date.  “Effective Date” shall mean the date the Plan is approved by the shareholders of the Company as contemplated by Section 10.1.

2.11         Eligible Employee.  “Eligible Employee” shall mean any person employed by the Company or any Designated Related Corporation on an applicable Offering Date who is customarily scheduled to work at least 20 hours per week and who is still so employed on a Purchase Date.  Any employee whose customary employment is not for more than five months in any calendar year shall not be eligible to participate in the Plan.

2.12         Initial Offering Date.  “Initial Offering Date” shall mean the date the Committee specifies as the Initial Offering Date (which shall be no later than 120 days after the Effective Date).

2.13         Offering.  “Offering” shall mean an offering of Common Stock pursuant to Section 4.1.

2.14         Offering Date(s).  “Offering Date(s)” shall mean the Initial Offering Date, each January 1, April 1, July 1 and October 1 after the Effective Date during which time the Plan is in effect, and any Offering Date specified by the Board pursuant to Section 9.4.4.

2.15         Plan.  “Plan” shall mean this Employee Stock Purchase Plan, as it may be amended from time to time in accordance with its terms.

2.16         Plan Account.  “Plan Account” shall mean an account for the benefit of a participating Eligible Employee comprised of two subaccounts.  The first subaccount shall be maintained by the Company for the purpose of recording and crediting payroll deductions on behalf of such participating Eligible Employee, and the second subaccount shall be maintained by the Custodian for the purpose of recording and crediting the shares of Common Stock purchased for such participating Eligible Employee.

2.17         Purchase Date.  “Purchase Date” shall mean each March 31, June 30, September 30 and December 31 immediately following an Offering Date, as applicable.

2.18         Related Corporation.  “Related Corporation” shall mean any present or future parent corporation or subsidiary corporation, as those terms are defined in Section 424 of the Code.

2.19         Subsidiary.  “Subsidiary” shall mean any present or future corporation which would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code.

Article 3.               Eligibility And Participation

3.1           Eligibility.  Except as otherwise provided in the Plan, each employee of the Company or a Designated Related Corporation shall be eligible to participate in Offerings that commence on or after the date he or she becomes an Eligible Employee.  Subject to Section 3.2, all Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased shall bear a uniform relationship to the Base Pay of Eligible Employees.

3.2           Restrictions On Participation.  No Eligible Employee shall participate in an Offering:

(i)            if, immediately after the Offering Date, such Eligible Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Eligible Employee); or

(ii)           to the extent that his or her options to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company and any Related Corporation accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such options are granted) for each calendar year in which such options are outstanding.

3.3           Commencement Of Participation.  An Eligible Employee may participate in Offerings by completing an authorization for regular payroll deductions on the form provided by the Company and filing it with the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Date for an Offering.  Payroll deductions for an Eligible Employee shall commence on the applicable Offering Date. Once enrolled, an Eligible Employee shall continue to participate in the Plan for each succeeding Offering until the Eligible Employee terminates his or her participation as provided in Article 7 or ceases to be an Eligible Employee.

Article 4.               Granting Of Options

4.1           Quarterly Offerings.  The Plan shall be implemented by offerings of Common Stock beginning on the Initial Offering Date and subsequently on the 1st day of each January, April, July and October thereafter, with each Offering terminating on the Purchase Date (i.e., the last day of each fiscal quarter) immediately following the Offering Date.

4.2           Number Of Option Shares.  On the Offering Date of each Offering, a participating Eligible Employee shall be deemed to have been granted an option to purchase on the next Purchase Date a number of whole and fractional shares of Common Stock equal to (i) the aggregate amount of payroll deductions

(but in no event more than the maximum percentage of Base Pay specified in or determined pursuant to Section 5.1) during the Offering elected by the Eligible Employee, divided by (ii) the option price determined under Section 4.3.1.

4.3           Option Price.

4.3.1        The option price of Common Stock purchased in an Offering shall initially be equal to 95% of the Fair Market Value of Common Stock on the Purchase Date.  The Board reserves the right to modify the option price upon prior notice to all participating Eligible Employees.

4.3.2        Fair Market Value as of any date shall be determined on a per share basis by the Committee as follows:

If the Common Stock is traded in a public market, then the Fair Market Value per share shall be, if the principal trading market for the Common Stock is a national securities exchange or The Nasdaq Stock Market, Inc., the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or, if the Common Stock is not principally traded on such exchange or market, the average of the mean between the last reported “bid” and “ask” prices each day over the ten trading days preceding the relevant date, as reported by the applicable customary reporting service or market (including the Over-the-Counter Bulletin Board).  If the Common Stock is not traded in a public market or subject to reported transactions or quotations as set forth above, the Fair Market Value per share shall be as determined by the Board; provided, however, that no determination of Fair Market Value with respect to an option granted hereunder shall be inconsistent with Section 423 of the Code or the regulations thereunder.

4.4           Maximum Shares.  The maximum number of shares which shall be issued under the Plan, subject to adjustment as provided in Section 9.2 or Section 9.3, shall be 250,000 shares.  If the total number of shares for which options are exercised on any Purchase Date, together with the aggregate number of shares as to which options were exercised on all previous Purchase Dates, exceeds the foregoing maximum number of shares, the Company shall make a pro rata allocation of the shares available for purchase in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance credited to the Plan Account of each Employee under Section 5.3 and not used to purchase Common Stock shall be returned to him or her as promptly as possible. Common Stock issued pursuant to the Plan may be either authorized but unissued shares or treasury shares.

4.5           Employee’s Interest In Option Stock.  The Employee shall have no interest in Common Stock covered by his or her option until such option has been exercised in accordance with the provisions of Article 6.

Article 5.               Payroll Deductions

5.1           Amount Of Deduction.  An Eligible Employee’s authorization for payroll deduction shall elect deductions from each pay of at least 1% of Base Pay, but in no event may aggregate payroll deductions exceed 10% of Base Pay or such other maximum percentage of Base Pay as the Committee may establish prior to the beginning of an Offering.  Deductions will be taken on an after-tax basis.

5.2           Changes In Payroll Deductions.

5.2.1        An Eligible Employee may discontinue his or her payroll deductions and withdraw from participation in an Offering as provided in Article 7.

5.2.2        An Eligible Employee who desires to change his or her payroll deductions for a future Offering may do so effective as of the next Offering Date for an Offering by completing an authorization and filing it with the Company prior to that Offering Date.

5.2.3        Except as provided in Section 5.2.4, an Eligible Employee may make no other change in payroll deductions during an Offering.

5.2.4        Unless otherwise provided by the Committee, Eligible Employees participating in an Offering may, on only one occasion during an Offering Period, increase or reduce his or her payroll deductions for such Offering Period by completing an authorization and filing it with the Company within the ten (10) day period immediately preceding the beginning of any month during the Offering Period.  The change shall be effective as of the beginning of the month following the date of filing of the authorization and shall comply with the limits set forth in Section 5.1.

5.3           Employee’s Plan Account.

5.3.1        All payroll deductions made for an Eligible Employee shall be credited to his or her Plan Account under the Plan.

5.3.2        An Eligible Employee may not make any separate cash payment into such Plan Account except when on leave of absence or disability, and then only as provided in Section 5.4.

5.3.3        No interest shall be paid on amounts credited to Plan Accounts under the Plan.

5.4           Leave Of Absence and Disability.  The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee.  Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

Article 6.               Exercise Of Options

6.1           Automatic Exercise.  Unless an Eligible Employee gives written notice to the Company as hereinafter provided, his or her option with respect to any Offering shall be exercised automatically on the Purchase Date applicable to such Offering, for the number of whole and fractional shares of Common Stock subject to his or her option, as determined under Section 4.2.  Any amounts remaining in an Eligible Employee’s Plan Account immediately following a purchase of shares on an applicable Purchase Date, shall be paid to the Eligible Employee if he/she elects to cease participation in the Plan.

6.2           Crediting and Issuance of Shares; Dividend Reinvestment.  As soon as practicable after each Purchase Date, a participating Eligible Employee shall be treated as the beneficial owner of the shares of Common Stock purchased for such Eligible Employee pursuant to the Plan, and such shares shall be credited to the Plan Account maintained for the benefit of the Eligible Employee by the Custodian.  An Eligible Employee shall have all ownership rights with respect to the number of shares of Common Stock credited to his or her Plan Account, including the right to vote such shares and to receive dividends or other distributions, if any.  Any dividends that may be declared on such shares will be reinvested by the Custodian in additional shares of Common Stock for the Eligible Employee in accordance with the terms of the Company’s Dividend Reinvestment and Stock Purchase Plan.  All such shares purchased through the reinvestment of dividends will be credited to the Eligible Employee’s Plan Account.  If an Eligible Employee requests that certificates be issued for shares credited to his or her Plan Account, any fractional interest withdrawn will be liquidated by the Custodian on the basis of the then current Fair Market Value of the Company’s Common Stock and a check issued for the proceeds thereof.  In no case will certificates representing a fractional interest be issued.

6.3           Registration Of Stock.  Common Stock to be delivered to an Eligible Employee under the Plan shall be registered in the name of the Eligible Employee, or, if the Eligible Employee so directs by written notice to the Company prior to the Purchase Date applicable thereto, in the names of the Eligible Employee and one such other person as may be designated by the Eligible Employee, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

6.4           Withholding.  The Company shall have the right to withhold from an Eligible Employee’s compensation amounts sufficient to satisfy all federal, state and local tax withholding requirements, and shall have the right to require the Eligible Employee to remit to the Company such additional amounts as may be necessary to satisfy such requirements.

6.5           Account Statement.  As soon as practicable after each Purchase Date, the Company shall or shall cause the Custodian to deliver a statement to the participating Eligible Employee regarding such Eligible Employee’s Plan Account, which may include, among other things and to the extent necessary and appropriate: (i) the name and address of the Company and the Eligible Employee; (ii) the amount of payroll deductions withheld by the Company on behalf of such Eligible Employee; (iii) the option price and Fair Market Value of the Common Stock purchased for the Offering corresponding to such Purchase Date; (iv) the Purchase Date; (v) the number of shares of Common Stock purchased; and (vi) the balance of shares of Common Stock in the Eligible Employee’s Plan Account.

Article 7.               Withdrawal

7.1           In General.  An Eligible Employee may withdraw the full amount credited to his or her Plan Account at any time prior to a Purchase Date by giving written notice to the Company.  The balance credited to the Eligible Employee’s account shall be paid to him or her promptly after receipt of the notice of withdrawal, and no further deductions shall be made from his or her pay during such Offering.

7.2           Effect On Subsequent Participation.  An Eligible Employee’s withdrawal from any Offering shall not have any effect upon his or her eligibility to participate in any succeeding Offering by filing with the Company a new authorization for payroll deduction.

7.3           Termination Of Employment.  Upon termination of an Eligible Employee’s employment for any reason, including retirement (but excluding death while in the employ of the Company), the amount credited to his or her account shall be returned to him or her or, in the case of death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 9.8.  Despite such termination of employment, shares previously purchased through the Plan will continue to be enrolled in the Company’s Dividend Reinvestment and Stock Purchase Plan, and dividends on such shares will continue to be reinvested pursuant thereto until such time as the individual takes action to terminate his or her participation in accordance with the terms thereof.

7.4           Termination Of Employment Due To Death.  Upon termination of an Eligible Employee’s employment because of his or her death, his or her beneficiary (as defined in Section 9.8.) shall have the right to elect, by written notice given to the Company prior to the Purchase Date of the current Offering, either:

(i)            to withdraw the amount credited to the Eligible Employee’s Plan Account under the Plan, or

(ii)           to exercise his or her option on the Purchase Date next following the date of the Eligible Employee’s death for the number of shares of Common Stock which the Eligible Employee’s payroll deductions prior to death will purchase at the applicable option price, but not more than the number of shares subject to the Eligible Employee’s option determined under Section 4.2, with any amount in such Plan Account not used to purchase Common Stock returned to the beneficiary.

In the event that no such timely written notice of election shall be received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Eligible Employee’s option.

Article 8.               Administration

8.1           Appointment Of Committee.  The Board may appoint the Committee to administer the Plan, which shall consist of no fewer than two members of the Board.  If the Board does not appoint a committee to administer all or any portion of the Plan, then the Board shall be the Committee.

8.2           Authority Of Committee.  Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to establish the Initial Offering Date, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, to make all other determinations deemed necessary or advisable for administering the Plan.  The Committee’s determination on the foregoing matters shall be conclusive.  The Committee may delegate any ministerial duties in connection with the Plan to one or more officers of the Company or of a Designated Related Corporation.

8.3           Rules Governing The Committee.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.  The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable, and may hold telephonic meetings.  A majority of its members shall constitute a quorum.  Subject to the reserved power of the Board to amend the Plan as provided by Section 9.5, the Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable.  The Committee may make such rules and regulations for the conduct of its business and the operation of the Plan, not inconsistent with the Plan, as it shall deem advisable.

8.4           No Liability.  No member of the Committee shall be liable for any act or omission (whether or not negligent) taken or omitted in good faith, or for the good faith exercise of any authority or discretion granted in the Plan to the Committee, or for any act or omission of any other member of the Committee.

Article 9.               Miscellaneous

9.1           Transferability.  Neither payroll deductions credited to an Eligible Employee’s Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock or a return of payroll deductions under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way other than by will or the laws of descent and distribution, nor shall such deductions or rights be subject to execution, attachment or similar process.  Any such attempted voluntary or involuntary disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.1.  During an Eligible Employee’s lifetime, options granted to the Eligible Employee shall be exercisable only by the Eligible Employee.

9.2           Adjustment Upon Changes In Capitalization.  If, while any options under the Plan are outstanding, shares of Common Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or of another corporation, through reorganization, recapitalization, reclassification, merger, consolidation, spin-off, stock dividend (either in shares of the Company’s Common Stock or of another class of the Company’s stock), stock split, or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and in the exercise price applicable to such outstanding options.  In addition, in any such event, the maximum number and/or kind of shares which may be offered in the Offerings shall also be proportionately adjusted.

9.3           Corporate Transaction.  Except as otherwise provided by Section 9.4, in the event of a Corporate Transaction, then:  (i) any surviving or acquiring corporation may continue or assume options outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such options or does not substitute similar rights for options outstanding under the Plan, then the participants’ accumulated payroll deductions shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the participants’ options under the ongoing Offering shall terminate immediately after such purchase.  The Company shall inform all participating Eligible Employees of the new Purchase Date at least ten (10) days prior thereto.

9.4           Amendment And Termination.

9.4.1        The Board of Directors of the Company reserves the right to make any amendment to this Plan which it deems to be required or appropriate to qualify the Plan as an “employee stock purchase plan” under the Code or the regulations adopted thereunder by the Internal Revenue Service.

9.4.2        The Board of Directors of the Company shall have complete power and the authority to terminate or amend the Plan at any time; provided, however, that the Board of Directors shall not, without the approval of the shareholders of the Company, increase the maximum number of shares which are or may be available pursuant to Section 3.1 hereof except for adjustments permitted by this Agreement.

9.4.3        This Plan does not have a specified termination date.  The Board of Directors of the Company reserves the right to terminate the Plan at any time without notice provided that no such termination can affect a Participant’s right to purchase Shares, with funds credited to his or her account under the Plan, up through the effective date of the termination of the Plan.  In the event of the termination of the Plan after an Offering Date but prior to the subsequent Purchase Date, the effective date of the termination of the Plan shall constitute the Purchase Date for the terminated Offering.

9.4.4        The Board of Directors, in its discretion, may temporarily suspend any Offering prior to the Offering Date.  If the Board of Directors subsequently lifts the suspension, it may do so as of the next regularly scheduled Offering Date or it may specify a date prior thereto as the beginning of a new Offering (in which case, the specified date shall be an “Offering Date”).

9.5           Use Of Funds.  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

9.6           No Employment Rights.  The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an Eligible Employee’s employment at any time.

9.7           Governing Law.  The laws of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles, shall govern all matters relating to this Plan except to the extent they are superseded by federal law.

9.8           Designation Of Beneficiary.  An employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash credited to the employee under the Plan in the event of such employee’s death prior to the delivery to him or her of such Common Stock and/or cash.  Such designation of beneficiary may be changed by the employee at any time by written notice to the Treasurer or other designated officer of the Company.  Upon the death of an employee and upon receipt by the Company of proof of identity at the employee’s death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary.  In the event of the death of an employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the employee, or if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.  No designated beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under this Plan.

9.9           Plan Provisions Binding.  The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

9.10         Legal and Other Requirements.  The obligations of the Company to offer, sell, issue, deliver or transfer Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of any registration statement under applicable securities laws if deemed necessary or appropriate by the Company. The Company’s obligation to offer, sell, issue, deliver or transfer its shares under the Plan is further subject to the approval of any governmental authority required in connection therewith and is further subject to the Company receiving, should it determine to do so, the advice of its counsel that all applicable laws and regulations have been complied with.  Certificates for shares of Common Stock issued hereunder may be leg ended as the Committee shall deem appropriate.

9.11         Additional Restrictions of Rule 16b-3.  The terms and conditions of options granted hereunder to, and the purchase of Common Stock by, persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall comply with all applicable provisions of Rule 16b-3.  This Plan shall be deemed to contain, and such options shall contain, and the Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Article 10.            Effectiveness

10.1         Effective Date.  The Plan shall become effective upon approval by the holders of a majority of the Common Stock at a special or annual meeting of the shareholders of the Company held within 12 months after the Plan is adopted by the Board.  If the Plan is not so approved, the Plan shall not become effective.

REVOCABLE PROXY

Tower Bancorp, Inc.

ANNUAL MEETING OF SHAREHOLDERS

May 27, 2009

1:30 p.m.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record hereby appoints Sara Hollinshead and Jeffrey Renninger, and either of them, with full power of substitution, as Proxies for the undersigned shareholder, to attend the Annual Meeting of the Shareholders of Tower Bancorp, Inc. (the “Company”), to be held at the Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania 17225, on Wednesday, May 27, 2009 at 1:30 p.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. If no direction is made, this Proxy will be voted FOR all nominees and Proposal 2.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA

THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

TOWER BANCORP, INC. — ANNUAL MEETING, MAY 27, 2009

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100663&gkp=1073743346

You can vote in one of three ways:

1.               Call toll free 1-866-214-3791 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.               Via the Internet at https://www.proxyvotenow.com/tobc and follow the instructions.

or

3.               Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

4431

REVOCABLE PROXY

Tower Bancorp, Inc.

Annual Meeting of Shareholders

May 27, 2009

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

			Withhold	For All
		For	All	Except
1.	ELECTION OF SEVEN (7) CLASS A DIRECTORS TO SERVE FOR A THREE-YEAR TERM (EXCEPT AS MARKED TO THE CONTRARY BELOW):	☐	☐	☐

(01) James H. Craig, Jr.
(02) Marcus Faust
(03) Mark E. Gayman
(04) Harry D. Johnston
(05) Michael A. Peck
(06) Robert E. Poole
(07) Klare S. Suderland

INSTRUCTION: To withhold authority to vote for any nominee(s), mark “For All Except” and write that nominee(s) name(s) or number(s) in the space provided below.

		For	Against	Abstain
2.	PROPOSAL TO APPROVE THE TOWER BANCORP, INC. EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

3.	At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE AFORESAID SHAREHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ABOVE AND FOR PROPOSAL 2.

You are cordially invited to join us for a luncheon prior to the Annual Meeting, beginning at 12:30 p.m.

Make here if you plan to attend the luncheon and the Annual Meeting Number attending:			☐

Mark here for address change and note change			☐

Please be sure to date and sign this proxy card in the box below.	Date

Sign above

Note: Please sign exactly as your name appears on this Proxy.

If signing for estates, trusts, corporation or partnerships, title or capacity should be stated.  If shares are held jointly, each holder should sign.

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.               By Mail; or

2.               By Telephone (using a Touch-Tone Phone); or

3.               By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy.  Please note telephone and Internet votes must be cast prior to 3:00 a.m., May 27, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 27, 2009:

1-866-214-3791

Vote by Internet

anytime prior to 3:00 a.m., May 27, 2009 go to

https://www.proxyvotenow.com/tobc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

ON-LINE ANNUAL MEETING MATERIALS:

http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=100663&gkp=1073743346

Your vote is important!

Tower Bancorp, Inc.

To: Participants in First National Bank of Greencastle Employee Stock Ownership Plan.

Re: Instructions for voting shares of Tower Bancorp, Inc.

As described in the enclosed materials, proxies are being solicited in connection with the proposals to be considered at the upcoming Annual Meeting of Shareholders of Tower Bancorp, Inc. We hope you will take advantage of the opportunity to direct the manner in which shares of common stock of Tower Bancorp, Inc. allocated to your account in the First National Bank of Greencastle Employee Stock Ownership Plan will be voted. You may receive one or more Voting Instruction Ballots depending on whether you have sub-accounts in the First National Bank of Greencastle Employee Stock Ownership Plan. Please vote all the ballots you receive.

Enclosed with this letter are the Notice of Annual Meeting and Proxy Statement, which describes the matters to be voted upon and Voting Instruction Ballot(s). After you have reviewed the Notice of Annual Meeting and Proxy Statement, we urge you to vote your allocated shares held in the plan by marking, dating, signing and returning the enclosed Voting Instruction Ballot(s) in the envelope provided promptly, to be received no later than                                 , 2009 for the purpose of having those shares voted by the Trustee.

We urge each of you to vote, as a means of participating in the governance of the affairs of Tower Bancorp, Inc. If your voting instructions are not received, the shares allocated to your plan account will generally not be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

Please note that the enclosed materials relate only to those shares which have been allocated to you in your account under the First National Bank of Greencastle Employee Stock Ownership Plan. If you also own shares of Tower Bancorp, Inc. common stock outside of the plan, you should receive other voting material for those shares owned by you individually. Please return all your voting material so that all your shares may be voted.

Sincerely,

Andrew Samuel
President and Chief Executive Officer

REVOCABLE PROXY

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 27, 2009

TOWER BANCORP, INC.

112 Market Street

Harrisburg, Pennsylvania 17101

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby instructs the Trustee of the First National Bank of Greencastle Employee Stock Ownership Plan to vote, as designated, all the shares of common stock of Tower Bancorp, Inc. allocated to my ESOP sub-account(s) as of April 13, 2009, at the Annual Meeting of the Shareholders to be held at Rescue Hose Company Special Events Center at 407 South Washington Street, Greencastle, Pennsylvania on May 27, 2009, at 1:30 p.m. local time, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present thereat, as indicated on this card.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES AND PROPOSAL 2.

This proxy also confers authority as to other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors at present knows of no other business to be brought before this meeting. However, if any other business is brought before the meeting, the shares represented by this proxy will be voted in accordance with the recommendations of the management of Tower.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 22, 2009, and hereby revoke(s) all other proxies heretofore given by the undersigned in connection with this meeting.

It is important that your shares be represented at the meeting. Please sign, date and return this proxy as promptly as possible, whether or not you plan to attend this meeting. This proxy is revocable at any time before it is exercised and may be withdrawn if you elect to attend the meeting, give written notification to the secretary of Tower and vote in person.

1.                                       Election of Seven (7) Class A Directors to Serve for a Three-Year Term (except as marked to the contrary below):

Nominees
James H. Craig, Jr.	Marcus Faust
Mark E. Gayman	Harry D. Johnston

Michael A. Peck	Robert E. Poole, Jr.
Klare S. Sunderland

☐  FOR                   ☐  WITHHOLD                   ☐  FOR ALL EXCEPT

Instruction:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name on the space provided below:

2.                                       Proposal to approve the Tower Bancorp, Inc. Employee Stock Purchase Plan.

☐  FOR                   AGAINST                   ☐  ABSTAIN

3.                                       In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors Recommends a Vote FOR all the nominees above and Proposal 2.

Dated: , 2009
Signature of Shareholder

Signature of Shareholder

Number of shares Held of Record on April 13, 2009

This proxy must be dated, signed by the shareholder and returned promptly in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one trustee, all should sign. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

TOWER BANCORP, INC.

NOTICE TO PARTICIPANTS

IN THE GRAYSTONE FINANCIAL CORP.

EMPLOYEE STOCK OWNERSHIP PLAN (THE “PLAN”)

OF THE

ANNUAL MEETING OF TOWER BANCORP, INC. SHAREHOLDERS

ON

MAY 27, 2009

Dear Plan Participant:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TOWER BANCORP, INC. (the “Corporation”) will be held on Wednesday, May 27, 2009 at 1:30 p.m. (local time) at the Rescue Hose Special Events Center, located at 407 South Washington Street, Greencastle, Pennsylvania, for the purposes set forth in the enclosed Notice of Annual Meeting of Shareholders and Proxy Statement, including to elect seven (7) Class A Directors to the Board of Directors of Tower Bancorp, Inc. for three-year terms and to approve the Tower Bancorp, Inc. Employee Stock Purchase Plan.

Each Participant in the Plan who has shares of common stock of the Corporation allocated to his or her Plan account at the close of business on April 13, 2009, the record date for the Annual Meeting, is entitled to direct the Trustees of the Plan how such shares are to be voted.  The Trustees will be responsible for voting such shares either in person or by proxy.

Enclosed herewith is a Voting Instruction Card for you to use to direct the voting of the shares of the common stock of the Corporation which are allocated to your Plan account as of April 13, 2009.  PLEASE COMPLETE, SIGN, DATE AND RETURN THE VOTING INSTRUCTION CARD IN THE ENCLOSED ENVELOPE.

In accordance with Article IX of the Plan, if you fail to direct the Trustees how to vote the shares allocated to your Plan Account by returning the enclosed Voting Instruction Card prior to the Annual Meeting, those shares will be voted in accordance with the direction of the Plan Administrative Committee.

April 22, 2009	Andrew Samuel, Trustee
Mark Merrill, Trustee
Joseph Bertotto, Trustee

GRAYSTONE FINANCIAL CORP.

EMPLOYEE STOCK OWNERSHIP PLAN

VOTING INSTRUCTION CARD FOR

ANNUAL MEETING OF SHAREHOLDERS OF TOWER BANCORP, INC.

MAY 27, 2009

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This Voting Instruction Card, when properly executed, will direct the Trustees of the Plan how to vote the shares of common stock of Tower Bancorp, Inc. allocated to the undersigned’s Plan account.  If this Voting Instruction Card is signed and returned but no directions are given with respect to the proposals, the return of the signed Voting Instruction Card will be deemed an instruction to the Trustees to vote the undersigned’s Plan shares “FOR” each of the proposals set forth herein.

1.                                      The election of seven (7) Class A Directors to serve for a three (3) year term.

Nominees: James H. Craig, Jr., Marcus Faust, Mark E. Gayman, Harry D. Johnston, Michael A. Peck, Robert E. Poole, Jr., and Klare S. Sunderland.

☐ For All Nominees	☐ Withhold Authority to Vote	☐ For All Except
Listed Above	for Nominees Listed Above

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name here:

2.                                      The approval of the Tower Bancorp, Inc. Employee Stock Purchase Plan.

☐ For	☐ Against	☐ Abstain

☐    PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING.

The Trustees shall vote the undersigned’s Plan shares in their discretion on such other matters as may properly come before the Annual Meeting.

The undersigned’s voting instructions shall apply to the Annual Meeting of Shareholders of Tower Bancorp, Inc. scheduled to be held on May 27, 2009, and any postponements or adjournments thereof.  The Trustees may vote in person or by proxy.

The undersigned hereby acknowledges receipt of the Proxy Statement dated April 22, 2009.

Dated , 2009
(Please date)

(Signature)

Please sign EXACTLY as your name appears at the left and return in the enclosed envelope to Carl D. Lundblad, Secretary, Tower Bancorp, Inc.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.